                                                                     EXHIBIT 2.5



                    INFORMATION TECHNOLOGY SERVICES AGREEMENT






                                     BETWEEN



                                MEDPARTNERS, INC.

                                       AND

                            THE TRIZETTO GROUP, INC.




                                DATED MAY 1, 1999

                                TABLE OF CONTENTS

Understanding and Services........................................    Section 1
Additional Services: Exclusivity..................................    Section 2
Term..............................................................    Section 3
Transition Plan...................................................    Section 4
Affected Employees................................................    Section 5
Business Unit Asset Purchase......................................    Section 6
Project Management................................................    Section 7
Performance.......................................................    Section 8
Payments..........................................................    Section 9
Clinic Agreements.................................................    Section 10
Service Locations and Security....................................    Section 11
Management and Change Control Process.............................    Section 12
Data and Reports..................................................    Section 13
Software Rights...................................................    Section 14
Hardware Rights...................................................    Section 15
Agency............................................................    Section 16
Disaster Recovery.................................................    Section 17
Force Majeure.....................................................    Section 18
Audits............................................................    Section 19
Confidential Information..........................................    Section 20
Representations and Warranties....................................    Section 21
Dispute Resolution................................................    Section 22
Termination.......................................................    Section 23
Limited Right to Continuation of Services.........................    Section 24
Exit Plan.........................................................    Section 25
Indemnification...................................................    Section 26
Remedies..........................................................    Section 27
Insurance.........................................................    Section 28
Miscellaneous.....................................................    Section 29

                                TABLE OF EXHIBITS



Exhibit A      Glossary of Terms
Exhibit B      Services
Exhibit C      Service Matrix
Exhibit D      Additional Services
Exhibit E      Transition Plan
Exhibit F      Bonuses
Exhibit G      Key Employees
Exhibit H      Service Level Agreements
Exhibit I      Service Credits
Exhibit J      Pricing Schedule for Services
Exhibit K      Change Control Process
Exhibit L      Software Rights
Exhibit M      Hardware Rights
Exhibit N      Services Transition Assistance
Exhibit O      Reporting Template
Exhibit P      Disaster Recovery Plan
Exhibit Q      Insurance
Exhibit R      Excluded Expenses
Exhibit S      Service Resources
Exhibit T      Affected Employees
Exhibit U      Business Unit Asset Purchase Agreement
Exhibit V      Epic License Transfer Agreement

                    INFORMATION TECHNOLOGY SERVICES AGREEMENT

This INFORMATION TECHNOLOGY SERVICES AGREEMENT ("Agreement"), is dated as of May 1, 1999 (the "Effective Date"), by and between MedPartners, Inc., a Delaware corporation ("MDM") (MDM together with its subsidiaries and affiliates are collectively referred to herein as the "Customer") and The TriZetto Group, Inc., a Delaware corporation (the "Vendor"). Vendor and Customer are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties." All capitalized terms used but not defined herein shall have the meanings ascribed to them in EXHIBIT A "GLOSSARY OF TERMS" attached hereto.

                                    RECITALS

WHEREAS, Customer has contracted with certain health care clinics to provide those clinics with certain management support and information technology services;

WHEREAS, Customer also provides information technology services to Customer's own business operations and the business operations of its affiliate company, Caremark, Inc. ("Caremark");

WHEREAS, Customer is ending its relationship with the Clinics, and wishes to outsource the services it provides to the Clinics, for the period from the Effective Date of this Agreement to the date when each Clinic is disassociated from Customer and for the period after such disassociation until Customer's obligations to provide services to the Clinic end;

WHEREAS, Customer also wishes to outsource the services it provides to its own business operations and the business operations of Caremark;

WHEREAS, Vendor desires to provide such services to the Customer Group; and

WHEREAS, Vendor recognizes that the Customer Group expects to be treated as a valued customer and expects Vendor to exhibit a customer service attitude in delivering the services required under this Agreement;

NOW, THEREFORE, in consideration of the recitals and for mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. UNDERSTANDINGS AND SERVICES.

        (a) On and after the Effective Date and throughout the Term of this Agreement, Vendor shall provide Customer Group the information technology and other services described in EXHIBIT B--SERVICES attached hereto and in this Agreement (the "Services"), including, without limitation, those services described in the service matrix set forth in EXHIBIT C--SERVICE MATRIX. The Services shall include, without limitation, the General Services, Clinic Services, the Corporate Services, and the Caremark Services. The Parties intend that the Services shall include all of the functions, responsibilities and tasks that are being performed and delivered by the Affected Employees up to and including the Effective Date, except as noted on EXHIBIT D.

        (b) There may be functions, responsibilities, activities and tasks not specifically described in this Agreement which are required for the proper performance and delivery of the Services and are a necessary, customary or inherent part of, or a necessary sub-part included within, the Services. If such functions, responsibilities, activities and tasks are determined to be required for the proper performance and delivery of the Services or are a necessary, customary or inherent part, or a necessary sub-part included within, the Services, such functions, responsibilities, activities and tasks shall be deemed to be implied by and included within the scope of the Services to the same extent and in the same manner as if specifically described in this Agreement. Each such determination shall be made by agreement of the Parties or resolved pursuant to the dispute resolution provisions set forth in SECTION 22.

        (c) Vendor shall not service or support additional customers or clients from the Service Locations without Customer's prior written approval (which shall not be unreasonably withheld), where such service or support would place a significant demand on Vendor's resources or would materially adversely impact Vendor's ability to provide the Services and achieve the Service Level Agreements. Prior to servicing or supporting additional customers or clients from the Service Locations, Vendor shall provide to Customer, for Customer's approval, a proposal for providing such services to the third party, including the material terms and anticipated scope of the obligations and expenses, and the risks and/or expenses to Customer during the Term and upon the termination of this Agreement.

        (d) As part of the Services, Vendor shall be responsible for obtaining at its expense any hardware, software, personnel or other resources (whether new or replacement) required in order to provide the Services.

        (e) As part of the Services, Vendor shall be responsible for obtaining all governmental licenses, authorizations, and permits required by applicable laws and regulations, which Vendor is required to have in order to perform the Services. Vendor shall be financially responsible for all fees and taxes associated with such licenses and permits.

        (f) As part of the Services, Vendor shall identify the impact of changes in applicable laws and regulations on its ability to deliver the Services or on the

                Services required by Customer. Vendor shall notify Customer of such changes and shall work with Customer to identify any adjustment to the Services required by such changes. Vendor shall promptly implement any such adjustment to the Services through the Change Control Process. Where changes required under this Section materially impact the scope of either Party's duties and obligations under this Agreement, the Parties shall cooperate in good faith to negotiate revisions to the terms and conditions of this Agreement required by such changes. Proposed revisions shall be made by agreement of the Parties, or in the absence of agreement on such changes, pursuant to the dispute resolution provisions set forth in SECTION 22. Vendor shall be responsible for any fines and penalties imposed on Vendor and Customer arising from any noncompliance with such laws and regulations by Vendor, its agents, subcontractors, or third party product or service providers; provided, however, that Vendor shall not be responsible for any fines and penalties resulting from compliance with instructions received from Customer or from activities undertaken by Customer on its own behalf.

        (g) Vendor will perform all of the Services strictly in accordance with (i) the requirements of all Regulations, (ii) federal, state and community standards and (iii) other applicable policies related to the Regulations. Without limiting the generality of the foregoing, Vendor shall (i) comply with all policies, procedures and protocols of Customer applicable to activities of Vendor subject to any Regulation; (ii) direct all requests for claims processing inquiries, decisions and rulings either to Customer or to another party designated by Customer; and (iii) work in cooperation with Customer, health care plans and other parties to payor agreements to ensure that the processes followed by Customer and Vendor in connection with the Services, either in combination or individually, do not violate and are not inconsistent with the Regulations. Vendor will perform no Services requiring that Vendor be a regulated entity (such as a preferred provider organization or third party administrator) without first ensuring that it has satisfied all licensure, permitting, approval and other Regulations applicable to such activities. At no time will Vendor engage in any activity involving a decision to reject or otherwise not pay a claim or requiring an adjudication of any claim relating to the Customer Group.

2. ADDITIONAL SERVICES; EXCLUSIVITY

        (a) The Parties have identified on EXHIBIT D--ADDITIONAL SERVICES, certain services which are not within the scope of the Services as described herein, but which the Parties anticipate that the Customer may require during the Term of this Agreement. In the event that Customer requires, during the Clinic Services Period for any Clinic, any Services described on EXHIBIT D for such Clinic or any other transitional or continued services required by any Clinic prior to the end of the applicable Clinic Services Period, Customer shall inform Vendor of its requirements and Vendor shall have the right to submit a proposal for such additional services. As soon as reasonably practicable, but in no event more than five
                (5) business days, after receiving Customer's request for proposal on such Services, Vendor shall either submit a written proposal for such Services or shall advise Customer that it does not wish to perform such Services. Fees for such Additional Services described in EXHIBIT D shall be as set forth in EXHIBIT D, and fees for other Additional Services shall be in accordance with the rate schedule set forth on EXHIBIT D. Customer shall have no obligation to accept any proposal made by Vendor under this SECTION 2(a).

        (b) In the event that Customer chooses to engage a third party to provide any Additional Service, Vendor shall cooperate with Customer and such third party to the extent reasonably required by Customer, including by providing (i) written requirements, standards, and policies for systems operations so that the enhancements or developments of such third party may be operated by Vendor, (ii) assistance and support services to such third party at reasonable prices, and (iii) access to the systems and service locations as may be reasonably required by such third party in connection with such Additional Service.

        (c) Customer shall not engage any other party to provide Clinic Services to any Clinic during the applicable Clinic Services Period; provided, however, that the Services delivered to such Clinic conform to the applicable Service Levels and other requirements of this Agreement. Customer shall use commercially reasonable efforts to support Vendor's efforts to market its services to Clinics during the applicable Clinic Services Period.

3. TERM

        This Agreement shall commence on the Effective Date and shall continue until December 31, 1999 (the "Initial Term") unless earlier terminated in accordance with the terms and conditions hereof. Following the Initial Term, this Agreement shall automatically renew for subsequent periods of thirty (30) days (each, a "Renewal Term") unless terminated by Customer on thirty (30) days written notice to Vendor prior to the expiration of the then-current term. Customer's termination of this Agreement under this SECTION 3 shall not be deemed to constitute a termination for convenience pursuant to SECTION 23 of this Agreement.

4. TRANSITION PLAN.

        (a) As part of the Services, Vendor will implement the "Transition Plan" set forth in EXHIBIT E--TRANSITION PLAN describing (i) the transition from the Customer to Vendor of the Affected Employees; (ii) the transition of the administration, management, operation under and financial responsibility for the Third Party Agreements from the Customer to Vendor; and (iii) the transition to Vendor of the performance of and responsibility for the other functions, responsibilities and tasks currently performed by the Customer which comprise the Services.

        (b) Vendor shall execute and complete the Transition Plan without causing a material disruption of Customer's operations. The Customer Account Manager and the Vendor Account Manager shall meet as required (but in any case, no less than once per week) to ensure the appropriate execution and completion of the Transition Plan. Vendor shall bear the reasonable costs of any adverse impact to Customer caused by a delay in the Transition Plan; provided, however, that Vendor shall not be responsible for such costs to the extent caused by Customer's failure to cooperate in the Transition Plan as required by SECTION 4(c) (including providing appropriate resources to support the implementation phase of the Transition Plan).

        (c) Customer will cooperate with Vendor in implementing the Transition Plan by providing the personnel (or portions of the time of the personnel) set forth in the Transition Plan and performing the tasks assigned to Customer in the Transition Plan.

5. AFFECTED EMPLOYEES

        (a) With Customer's consent and cooperation, Vendor shall offer employment to each Affected Employee at salary and benefits comparable to those provided by Customer to such Affected Employee as of the Effective Date. [*]

        (b) All costs and expenses incurred by Vendor in connection with the offer to employ and the employment of the Affected Employees shall be the responsibility of Vendor; provided, however, that Customer shall pay Vendor [*] dollars ($[*]) on the Effective Date towards the costs of personnel replacement premiums (the "Personnel Premium"), and shall pay Vendor [*] ($[*]) on the Effective Date to be used by Vendor towards the costs of the Retention Bonuses to be paid by Vendor under SECTION 5(c) (the "Retention Bonus Payment").

        (c) Vendor represents and warrants that it shall pay [*]% of the target bonuses set forth in EXHIBIT F--BONUSES to all Affected Employees who

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                are still in Vendor's employment as of [*], and that it shall inform the Affected Employees of its obligation under this Agreement to make such bonus payment no later than the Effective Date. If Vendor terminates any Affected Employee without cause prior to or on [*], Vendor shall pay the Affected Employee [*]% of the Affected Employee's target bonus at the time of the Affected Employee's termination. Vendor will not be obligated to pay any bonus to any Affected Employee who (1) voluntarily resigns from employment with Vendor prior to [*], (2) is dismissed by Vendor for misconduct (e.g., fraud, drug abuse, theft) or unsatisfactory performance in respect of his or her duties and responsibilities to Customer or Vendor, or (3) is unable to perform his or her duties due to his or her death or disability. Vendor may elect to pay such bonuses in the form of [*], if agreeable to the Affected Employee in his or her sole discretion.

6. BUSINESS UNIT ASSET PURCHASE

        On the Effective Date, Customer will sell to Vendor, and Vendor will buy from Customer, all of Customer's right, title and interest in the Business Unit Assets, pursuant to a Business Unit Asset Purchase Agreement entered into by the Parties, a copy of which is attached hereto as EXHIBIT U. The purchase price of the Business Unit Assets, which shall be payable by Vendor to Customer upon the Effective Date, shall be equal to [*] ($[*]) (the "Business Unit Asset Purchase Price") and shall be inclusive of all taxes.

7. PROJECT MANAGEMENT

        (a) Prior to the execution of this Agreement, Customer and Vendor shall each appoint a designated representative (each, an "Account Manager") who shall be authorized to act as the primary point of contact for each Party in dealing with the other Party with respect to all aspects of this Agreement.

        (b) Vendor's appointment of any Vendor Account Manager shall be subject to Customer's consent, which shall not be unreasonably withheld. Before the initial or subsequent assignment of an individual to such position, Vendor shall notify Customer of the proposed assignment, introduce the individual to appropriate Customer representatives, and consistent with Vendor's personnel practices, provide Customer with a resume and any other information about the individual reasonably requested by Customer. Vendor agrees to discuss with Customer any objections Customer may have to such assignment and the Parties will in good faith resolve such concerns on a mutually agreed basis.

        (c) When possible, Vendor will give Customer at least thirty (30) days advance notice of a change of the person appointed as the Vendor Account

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                Manager. Vendor will discuss with Customer any objections Customer may have to such change and the Parties will in good faith resolve such concerns on a mutually agreed basis. Vendor shall not reassign or replace any Vendor Account Manager during this Agreement unless Customer consents to such reassignment or replacement (which consent shall not be unreasonably withheld) or the individual (1) voluntarily resigns from employment with Vendor, (2) is dismissed by Vendor for misconduct (e.g., fraud, drug abuse, theft) or unsatisfactory performance in respect of his or her duties and responsibilities to Customer or Vendor,
                (3) is unable to perform his or her duties due to his or her death or disability. Vendor may, with Customer's prior consent (which shall not be unreasonably withheld), reassign the Vendor Account Manager if the Vendor Account Manager voluntarily requests a change of assignment.

        (d) Vendor shall cause the person assigned as its Account Manager to devote all reasonably necessary working time and effort in the employ of Vendor to his or her responsibilities for the delivery of the Services under this Agreement, subject to Vendor's reasonable holiday, vacation and medical leave policies; provided, however, that the Vendor Account Manager shall be available to Customer within one (1) hour upon request during all ordinary working hours.

        (e) Each Party's Account Manager shall issue all consents or approvals and make all requests on behalf of the Party. References in this Agreement or any other related document to Customer or Vendor making commitments or agreements or giving consents or approvals on behalf of the respective Party shall mean each Party's designated Account Manager.

        (f) Customer shall appoint three members of its management staff and Vendor shall appoint three members of its management staff, including the Vendor Account Manager and the Customer Account Manager, to serve on a management committee (the "Management Committee"). Customer shall designate one of its members on the Management Committee to act as chairperson of the Management Committee. The Management Committee shall meet on a weekly basis to review Vendor's performance under this Agreement during the prior week and resolve any new or outstanding relationship issues.

        (g) Customer and Vendor have designated on EXHIBIT G--KEY EMPLOYEES certain Affected Employees as Key Employees for the performance of Services under this Agreement. Customer and Vendor may mutually agree during the Term of this Agreement to modify the list of Key Employees. Vendor shall cause the Key Employees to each devote all reasonably necessary working time and effort in the employ of Vendor to his or her responsibilities for the provision of the Services under this Agreement, subject to Vendor's reasonable holiday, vacation and medical leave policies.

        (h) Vendor shall not reassign or replace any Key Employee without prior notice to Customer and without Customer's prior consent (which shall not be unreasonably withheld), if such reassignment or replacement would materially impact Vendor's ability to provide the Services or achieve the Service Level Agreements.

        (i) If Customer reasonably and in good faith determines that it is not in Customer's best interests for any Vendor or subcontractor employee to be appointed to perform or to continue performing any of the Services, Customer shall give Vendor written notice specifying the reasons for its position and requesting that such employee not be appointed or be removed from the Vendor employee group servicing Customer and be replaced with another Vendor employee or subcontractor. Promptly after its receipt of such a notice, Vendor shall investigate the matters set forth in the notice, discuss with Customer the results of the investigation and resolve the matter in a manner reasonably acceptable to Customer and Vendor.

        (j) Vendor shall take commercially reasonable actions to efficiently administer, manage, operate and use the resources employed by Vendor to provide and perform the Services under this Agreement. Vendor shall at all times utilize sufficient staff of suitable training and skills to provide the Services.

        (k) Vendor shall not subcontract any of the Services without Customer's prior written consent, which shall not be unreasonably withheld; provided, however, that Vendor shall be permitted to utilize temporary employees (either directly or through a third party recruiting firm) as may be reasonably necessary, but in no event for a total period in excess of thirty (30) days.. The consent of Customer to any subcontracting relationship shall not relieve Vendor of its obligations and responsibilities under this Agreement.

        (l) While at Customer's service locations, Vendor's personnel and agents shall (i) comply with reasonable requests from Customer and standard rules and regulations of Customer communicated to Vendor regarding personal and professional conduct (including the wearing of a particular uniform, identification badge, or personal protective equipment and adhering to Customer regulations and general safety practices or procedures) generally applicable to such Service Locations and (ii) otherwise conduct themselves in a businesslike manner.

8. PERFORMANCE

        (a) The performance benchmarks for the Services provided to the Customer are described in EXHIBIT H--SERVICE LEVEL AGREEMENTS, which sets forth certain Service Levels. Vendor agrees that its performance of the Services will meet or exceed each of the Service Levels from the Effective Date and thereafter during the Term, subject to the limitations set forth in this Agreement. Vendor shall not be responsible for any failure to meet the Service Levels resulting from any Force Majeure Event as and to the extent set forth in SECTION 18.

        (b) Customer and Vendor shall review the Service Levels monthly during the Term, and to the extent any Service Levels are no longer appropriate because of an increase, decrease, or change in the Services, the Parties shall in good faith agree to adjust the Service Levels. Both Parties must agree upon the reported Service Levels as well as any adjustment to the Service Levels.

        (c) The Parties may, at any time upon mutual agreement, adjust the Service Levels. In addition, either Customer or Vendor may, at any time upon notice to the other party, initiate negotiations to review and adjust any Service Level, which such Party in good faith believes is inappropriate at the time.

        (d) As part of the Services, Vendor shall provide monthly performance reports to Customer in the form set forth in EXHIBIT O--REPORTING TEMPLATE or such other form as may be agreed upon by Customer and Vendor. Reports will be made available to Customer no later than ten (10) working days after the close of a calendar month, and Customer and Vendor shall meet within five (5) working days after the delivery of the report to review the report.

        (e) Vendor shall pay to Customer Service Credits for any failure to achieve the Service Levels as and to the extent set forth in
               Exhibit I-Service Credits. Billing adjustments will be made on a monthly basis to reflect Service Credits to Customer.

        (f) In the event of a Critical Disruption, Customer may elect to declare a critical service disruption, and Vendor shall, upon notice from Customer, initiate at Vendor's expense appropriate disaster recovery procedures in accordance with the Disaster Recovery Plan. Without limiting the Parties' rights and obligations under SECTION 18 of this Agreement, in the event that there are more than [*] Critical Disruption events during any [*] month period, Customer shall be entitled to terminate this Agreement upon notice to Vendor in accordance with SECTION 23(c) of this Agreement.

        (g) Within [*] days after receipt of a notice from Customer alleging Vendor's material failure to provide the Services or Vendor's repeated failure to provide the Services in accordance with "Priority 1" Service Levels as

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                described in the Service Levels, Vendor shall (a) perform a root-cause analysis to identify the cause of such failure, (b) correct such failure, (c) provide Customer with a written report detailing the cause of, and procedure for correcting, such failure, and (d) provide Customer with reasonable assurance that such failure will not reoccur. Vendor's obligations under this
                SECTION 8(g) shall be in addition to its other obligations under this SECTION 8 and under this Agreement.

        (h) In the performance of its obligations under this Agreement, Vendor shall at all times provide to Customer a quality of service and terms for service that are at least as favorable as those provided by Vendor to any other Vendor customer. As part of this commitment, but without limitation, Vendor shall provide to Customer Vendor's best pricing and priority of access to Vendor's personnel. As part of the Services, Vendor shall, upon Customer's request, provide to Customer equal access to Vendor's specialized technical personnel and resources consistent with Vendor's other commercial customers receiving substantially similar goods and services. This SECTION 8(h) shall not require Vendor to adjust pricing previously agreed upon with Customer, should Vendor thereafter provide more favorable pricing to any other Vendor customer.

        (i) In the event that any Dispute concerning the Vendor's performance of any particular Service is submitted to the Senior Executives pursuant to SECTION 22(c), the Parties shall establish and track a Service Level applicable to the Service that is the subject of the Dispute. The Senior Executives shall mutually agree upon the applicable Service Level. During the period in which the Senior Executives are attempting to resolve the Dispute, Vendor shall report its performance against the Service Level to the Senior Executives as required by the Senior Executives, but in no case less than once per week.

9. PAYMENTS

        (a) Customer will pay a Monthly Services Charge for Services rendered hereunder in accordance with the schedule of fees attached as EXHIBIT J--PRICING SCHEDULE FOR SERVICES, as invoiced in accordance with SECTION 9(b). Customer will pay the applicable charges for all Additional Services as invoiced in accordance with the associated schedule of fees set forth in EXHIBIT J or as otherwise agreed to by the Parties for such services; provided, however, that all fees for such Additional Services must be supported by a written service request approved by Customer for such Additional Services.

        (b) For the first calendar month of this Agreement, the Monthly Services Charge shall be equal to $[*], and Vendor may invoice Customer for one hundred percent (100%) of the first Monthly Services Charge upon

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                the execution of this Agreement. Thereafter during the term of this Agreement, Vendor shall invoice Customer for subsequent monthly charges in accordance with Exhibit J--Pricing Schedule for Services, on or after the first (1st) business day of each calendar month. Vendor shall produce a final, reconciled invoice to Customer no later than thirty (30) days following the termination of this Agreement.

        (c) Each monthly invoice also shall include any Service Credits due to Customer from Vendor in accordance with SECTION 8 of this Agreement, any charges due under any approved ASR's and any other items provided for in EXHIBIT J--PRICING SCHEDULE FOR SERVICES.

        (d) Except as may be set forth in EXHIBIT R--EXCLUDED EXPENSES or as may be mutually agreed to in connection with any Additional Services, Vendor shall be responsible for the payment of all of its expenses in connection with this Agreement incurred both prior to the Effective Date and during the Term of this Agreement. Customer shall not be required to pay any additional fee or expense unless agreed to in advance by the Parties.

        (e) Customer will cause the full amounts of the invoice for the first Monthly Services Charge to be paid upon receipt and will cause all undisputed amounts on all other invoices to be paid within thirty (30) days of receipt.

        (f) Vendor shall at Customer's request provide any and all information reasonably required by Customer to permit reconciliation of invoices as compared to the applicable pricing schedule.

        (g) Customer shall at Vendor's request and subject to any confidentiality obligations of Customer, provide any and all information reasonably required by Vendor to allow Vendor to determine which resources will be required to meet Vendor's obligations under this Agreement.

        (h)     During a transition period which shall last no longer than sixty
                (60) days from the Effective Date, Customer shall continue to process and pay on behalf of Vendor and in the capacity of agent for Vendor, invoices which are Vendor's responsibility to process and pay in accordance with SECTIONS 14 and 15 of this Agreement. Vendor shall reimburse Customer for such payments at the end of each calendar month. The intent of this SECTION 9(h) is to permit Vendor sufficient time to assume the invoice payment process from Customer.

        (i)     Customer shall pay Vendor the [*] and [*] in accordance with
                SECTION 5(c), and Vendor shall pay Customer the Business Unit Asset Purchase Price in accordance with SECTION 6 and $[*] ([*]), ([*]) for the transfer of certain software licenses as

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                contemplated under the [*], on the Effective Date.

        (j) Customer and Vendor shall cooperate to segregate the fees and payments made under this Agreement into the following separate line items: (1) those for taxable Services, (2) those for nontaxable Services, (3) those for which a sales, use, or similar tax has already been paid by Vendor, and (4) those for which Vendor functions merely as a paying agent for Customer in receiving goods, supplies, or services (including leasing and licensing arrangements) that otherwise are nontaxable or have previously been subject to tax.

        (k) In the event either Customer or Vendor disputes the accuracy or applicability of a charge or credit or other financial arrangement described in this Agreement, the disputing party may withhold payment of the disputed amount without interest, penalty or breach of this Agreement, and shall notify the other Party of such dispute as soon as practicable after the discrepancy has been discovered. The Parties will investigate and resolve the dispute using the dispute resolution processes provided herein.

10. CLINIC AGREEMENTS

        (a) It is expressly understood that the Clinic Services which Vendor shall provide under this Agreement are intended only to be transitional services designed to provide support for each Clinic from the Effective Date until the end of the Clinic Services Period in which the Clinic moves from receiving such services from Customer (under an existing contractual obligation between Customer and the Clinic) to receiving such services from another party (such as Vendor, under an separate, individual agreement with the Clinic). Vendor shall be responsible for obtaining agreements to provide the Clinics continued service beyond the end of the Clinic Services Period. In response to reasonable requests received from Vendor from time to time during the Term, Customer shall provide such reasonable cooperation to Vendor in Vendor's efforts to market services to Clinics, as Customer may determine to be appropriate under the circumstances. Vendor acknowledges and agrees, however, that Customer has made no representation or commitment to Vendor concerning the number of Clinics that may ultimately engage Vendor to provide Services to Clinics on a long-term basis, and that Customer shall have no responsibility or liability to Vendor in the event that the number of Clinics which elect to engage Vendor to provide Services is less than Vendor's expectations or business projections.

        (b) The contractual obligations between Customer and the individual Clinics are expected to be individually terminated or to expire, on a rolling basis, during the Term of this Agreement. As of the end of the Clinic Services Period, Vendor shall no longer be responsible under this Agreement to provide

                Clinic Services to the particular Clinic, and Customer shall not be responsible for the payment of any fees associated with services for that particular Clinic which are incurred after such date of termination or expiration.

        (c) Vendor shall be solely responsible for any licenses required to provide services for which it directly contracts with a Clinic to provide.

        (d) Vendor and Customer shall meet as necessary during the Term of this Agreement to discuss the projected roll-off of each individual Clinic and to develop appropriate plans to support and facilitate such roll-off.

        (e) All disputes, controversies, or claims arising out of or relating to the Clinic Services which are brought or raised by a Clinic shall be referred directly to the Vendor Account Manager. The Vendor Account Manager shall inform the Customer Account Manager of the dispute and the Parties shall work together in good faith to resolve the dispute brought by the Clinic. Such claims shall be subject to the dispute resolution procedures under SECTION 22 of this Agreement, with Customer acting on behalf or in conjunction with the Clinic.

        (f) Vendor and Customer acknowledge that Customer may not be successful in terminating its obligation to each Clinic to provide Clinic Services to that Clinic (in such case, each, a "Management Company Clinic"), and that [*]. Vendor agrees, as part of the Services, that it shall provide Clinic Services to [*] on the terms and conditions (including, without limitation, the pricing terms set forth in EXHIBITS D and J) provided for in this Agreement, either pursuant to an amendment of this Agreement or a separate agreement between Vendor, Customer, the [*] or some other party, incorporating such terms and conditions, at Customer's discretion.

11. SERVICE LOCATIONS AND SECURITY

        (a) Vendor shall not [*], without Customer's prior written approval, which shall not be unreasonably withheld.

        (b) As part of the Services, Vendor shall maintain and enforce at the Service Locations safety and security procedures that are at least (i) equal to industry standards for such Service Locations and (ii) as rigorous as those procedures in effect at the Service Locations as of the effective date. Vendor shall

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                comply with and maintain the safety and security procedures which are in effect at the Service Locations as of the Effective Date.

        (c) As part of the Services, Vendor shall implement and maintain security processes, procedures and techniques in accordance with industry standards designed to detect and prevent unauthorized access to any and all networks and systems which process Customer information, and shall implement and maintain virus protection and similar software and procedures in accordance with industry standards designed to detect and prevent software viruses and any corruption of such networks and systems and the data contained therein.

        (d) As part of the Services, Vendor shall immediately inform Customer of any breach in security or potential security issues, that either (i) has a material impact on the delivery of the Services, or (ii) may not be material in itself, but represents a single instance in a pattern of breaches which collectively are material. Vendor shall maintain tracking procedures sufficient to allow it to evaluate security breaches and determine whether they must be reported to Customer under the preceding sentence.

        (e) As part of the Services, Vendor shall provide access to and cooperate with Customer's internal and external auditors in respect to any audit or review of the Service Locations. Vendor will, within a reasonable time, correct any issues raised in an audit letter associated with items included in the scope of this Agreement.

12. MANAGEMENT AND CHANGE CONTROL PROCESS

        (a) Vendor shall, in the performance of the Services, follow any procedures reasonably required by Customer in connection with the following areas: (i) security; (ii) issue resolution; (iii) change control; (iv) billing and invoicing; (v) additional service requests; and (vi) performance tracking.

        (b) Vendor shall inform Customer in advance of all proposed changes to systems and networks used and controlled by Vendor in performing its obligations under this Agreement, where such change would materially alter the functionality, architecture or technical environment of such systems or networks or would have a material, adverse effect on the Services. Approval and implementation of such changes shall be made pursuant to the Change Control Process, as set forth in EXHIBIT K. No change may be implemented without Customer's prior approval (which shall not be unreasonably withheld) except as may be necessary on a temporary basis to maintain the continuity of the Services. Customer shall respond with reasonable promptness to requests for approval from Vendor under this SECTION 12(b).

        (c) Vendor shall (i) schedule all projects and changes so as not to unreasonably interrupt Customer's business operations, (ii) monitor the status of changes, and (iii) document and provide to Customer notification (which may be given orally provided that such oral notice is confirmed in writing to Customer within five business days) of all changes performed on a temporary basis to maintain the continuity of the services, no later than the next business day after the change is made.

13. DATA AND REPORTS

        (a) All data and information submitted to Vendor by Customer or by any Clinic in connection with the Services (the "Customer Data") is and shall remain the property of Customer or the applicable Clinic, [*]

        (b) As part of the Services, Vendor shall promptly correct, with Customer's reasonable cooperation, any errors or inaccuracies in the Customer Data and the Reports that (1) are caused by Vendor, its agents, subcontractors, or third party product or service providers or (2) that were typically corrected by Customer in normal course prior to the Effective Date. At Customer's reasonable request, Vendor shall promptly correct any other material errors or inaccuracies in the Customer Data or Reports.

        (c) As part of the Services, Vendor shall promptly produce at Customer's request a copy, in the format and on the media available to the Vendor at the time of the request, all data relating to a Clinic. All data relating to a Clinic which is generated prior to this Agreement and through the end of the Clinic Services Period, shall be maintained by Vendor throughout the Term of this Agreement and made available to Customer at Customer's request and in accordance with the procedures set forth in this SECTION 13(c).

        (d) As part of the Services, Vendor shall upon request by Customer at any time and for any reason, at Customer's expense, promptly return to Customer, in the format and on the media requested by Customer, all Customer Data and all Clinic Data; [*]. Except as provided herein, and unless necessary to provide the Services, at Customer's request Vendor shall erase or destroy all Customer

                Data and Clinic Data in Vendor's possession. Any archival tapes containing Customer Data or Clinic Data shall be used solely for back-up purposes.

14. SOFTWARE RIGHTS

        (a) The obligations and rights of the Parties with respect to software required to provide the Services shall be as set forth in this SECTION 14.

        (B) EXHIBIT L--SOFTWARE RIGHTS provides a detailed schedule of all software required to provide the Services, and categorizes such software as follows: (i) proprietary Customer-owned software ("Customer Owned Software") which shall be licensed to Vendor in accordance with SECTION 14(C); (ii) software which is licensed by Customer from a third party and which Vendor shall operate under the agency arrangement set forth in SECTION 14(D) and
                SECTION 16 ("Retained Software"); (iii) third party software for which Customer shall transfer the license to Vendor in accordance with SECTION 14(E) ("Transferred Software"); (iv) proprietary Vendor-owned software ("Vendor Owned Software") which shall be used by Vendor in connection with this Agreement; and (v) software which is licensed by Vendor from a third party ("Vendor Provided Software") which shall be used by Vendor in connection with this Agreement. The Customer Owned Software, Retained Software, Transferred Software, Vendor Owned Software and Vendor Provided Software are collectively referred to herein as the "Software".

        (c) Customer hereby grants to Vendor the right and license to use, operate, modify and copy the Customer Owned Software during the term of this Agreement solely for the purposes of providing Services under this Agreement; provided, however, that only for Customer Owned Software which is identified on EXHIBIT L as being subject to a perpetual license, Customer instead hereby grants Vendor the right and license to use, operate, modify and copy the such Customer Owned Software in perpetuity for all purposes. Any enhancements or modifications to the Customer Owned Software made during the Term of this Agreement, and any related documentation, shall be and will remain the exclusive property of Customer. Customer Owned Software is licensed "AS IS" without warranty of any kind.

        (d) Subject to Customer and Vendor obtaining any required third-party consents, Customer will obtain appropriate authorizations permitting Vendor to exercise all of Customer's rights under the Retained Software, and Vendor will assume all of Customer's obligations under the Retained Software. The Parties will enter into appropriate agency agreements in connection with the Retained Software. Unless otherwise noted on EXHIBIT L, Vendor shall be responsible for the performance of all obligations under the applicable licenses, including without limitation payment of all maintenance fees, use charges and other related fees and expenses, attributable to periods on or after the Effective Date.

        (e) Subject to Customer and Vendor obtaining any required third-party consents, Customer shall transfer and assign to Vendor all of Customer's rights under the licenses for the Transferred Software. Vendor shall pay Customer the [*] in consideration for transfer of the [*} as set forth in the [*]. The Parties will enter into appropriate assignment and assumption agreements in connection with the Transferred Software. Vendor shall be responsible for the performance of all obligations under the applicable licenses, including without limitation payment of all related maintenance fees, use charges and other related fees and expenses, attributable to periods on or after the Effective Date.

        (f) Vendor shall be responsible for obtaining all licenses for Vendor Provided Software and shall be responsible for the performance of all obligations under the licenses therefor, including without limitation payment of all maintenance fees, use charges and other related fees and expenses, however designated, for the Vendor Provided Software, and Customer shall have no obligation to obtain such licenses or any required third-party consents for such products.

        (g) With the cooperation of the other Party, the Parties shall use their best efforts to obtain all third party consents required under this SECTION 14. Except as set forth in EXHIBIT L, Vendor shall be responsible for obtaining and paying for any consents necessary to allow Vendor to use any of the Software to perform its obligations under this Agreement. In the event that any required consent is not obtained, then, unless and until such required consent is obtained, the Parties shall cooperate with each other in achieving a reasonable alternative arrangement under which Vendor may perform the Services without causing a breach or violation of any agreement under which such required consent is to be obtained.

        (h) Except as may be previously approved by Customer in writing, Vendor shall not make any changes or modifications to the Software that would adversely alter the functionality of the Software, degrade the performance of the Software, adversely affect the day-to-day operations of Customer's business, or violate the applicable license agreement for the Software.

        (i) Vendor shall be responsible for managing, administering and maintaining the agreements for the Software, including any renewal, termination or cancellation notices or dates, the processing of invoices and the payment of any fees in connection therewith.

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

        (j) Vendor shall be responsible at no charge to Customer for any modification or enhancement to, or substitution for, the Software necessitated by unauthorized changes to the Software by Vendor.

        (k) Except to the extent caused by Customer, any modification, termination, or cancellation fees imposed upon Customer in connection with any modification, termination, or cancellation of any agreement in connection with the Software which was (i) caused by or resulted from an action or omission by Vendor, including Vendor's failure to notify Customer of a renewal, termination, or cancellation date in a timely manner, or (ii) imposed by Vendor or its affiliates, shall be paid by Vendor.

        (l) Each of Customer and Vendor shall promptly inform the other party of any breach of, or misuse or fraud in connection with, any agreement in respect of the Software and shall cooperate with the other party to prevent or stay any such breach, misuse, or fraud. Each Party shall pay all amounts due for any penalties or charges (including amounts due to a third party as a result of a Party's failure to promptly notify the Other pursuant to the preceding sentence), associated taxes, legal expenses, and other incidental expenses incurred by the other Party as a result of action or inaction by the paying Party.

14A. SERVICE RESOURCES

        The Service Resources described on EXHIBIT S--SERVICE RESOURCES shall be transferred to Vendor. Vendor shall be responsible for and shall pay all costs, fees and other expenses associated with such relationships from and after the Effective Date.

15. HARDWARE RIGHTS

        (a) The Parties obligations and rights with respect to hardware required to provide the Services shall be as set forth in this
                SECTION 15.

        (B) EXHIBIT M--HARDWARE RIGHTS provides a detailed schedule of all hardware required to provide the Services, and categorizes such hardware as follows: (i) Customer-owned hardware which shall be transferred to Vendor in accordance with SECTION 15(c) ("Owned Hardware"); (ii) hardware which is leased by Customer from a third party and which Vendor shall operate under the agency arrangement set forth in SECTION 15(d) and SECTION 16 ("Retained Hardware"); (iii) leased hardware for which Customer shall transfer the lease to Vendor in accordance with SECTION 15(e) ("Leased Hardware"); and (iv) hardware which is owned or leased by Vendor from a third party ("Vendor Provided Hardware") which shall be used by Vendor in connection with this Agreement. The Owned Hardware, Retained Hardware, Leased Hardware and Vendor Provided Hardware are collectively referred to herein as the "Hardware".

        (c) The Owned Hardware shall be conveyed to Vendor as part of the Business Unit Assets in accordance with SECTION 6 of this Agreement.

        (d) Subject to Customer and Vendor obtaining any required third-party consents, Customer will obtain appropriate authorizations permitting Vendor to exercise all of Customer's rights under leases for the Retained Hardware, and Vendor will assume all of Customer's obligations under the leases for the Retained Hardware which accrue on or after the Effective Date. The Parties will enter into appropriate agency agreements in connection with the Retained Hardware. Unless otherwise noted on EXHIBIT M, Vendor shall be responsible for the performance of all obligations under the applicable leases, including without limitation payment of all maintenance fees, use charges and related fees and expenses, attributable to periods on or after the Effective Date.

        (e) Subject to Customer obtaining any required third-party consents, Customer shall transfer and assign to Vendor all of Customer's rights under the leases for the Leased Hardware. The Parties will enter into appropriate assignment and assumption agreements in connection with the Leased Hardware. Unless otherwise noted on EXHIBIT M, Vendor shall be responsible for the performance of all obligations under the applicable leases, including without limitation payment of all maintenance fees, use charges and related fees and expenses, attributable to periods on or after the Effective Date.

        (f) Vendor shall be responsible for obtaining all rights to Vendor Provided Hardware and shall be responsible for the performance of all obligations under the leases and agreements therefor, including without limitation payment of all lease charges, maintenance fees, use charges and related fees and expenses, however designated, for the Vendor Provided Hardware, and Customer shall have no obligation to obtain such leases or agreements or any required third-party consents for such products.

        (g) With the cooperation of the other Party, the Parties shall use best efforts to obtain all third party consents required under this SECTION 15; provided, however, that Vendor shall be responsible for obtaining and paying for all consents necessary to allow Vendor to use any of the Hardware (excluding the Owned Hardware) to perform its obligations under this Agreement. In the event that any required consent is not obtained, then, unless and until such required consent is obtained, the Parties shall cooperate with each other in achieving a reasonable alternative arrangement under which Vendor may perform the Services without causing a breach or violation of any agreement under which such required consent is to be obtained.

        (h) Except as may be approved by Customer, Vendor shall not make any changes or modifications to the Hardware that would adversely alter the functionality of the Hardware, degrade the performance of the Hardware, adversely affect the day-to-day operations of Customer's business, or violate the applicable lease agreements for the Hardware.

        (i) Vendor shall be responsible for managing, administering and maintaining the agreements for the Hardware, including any renewal, termination or cancellation notices or dates, the processing of invoices and the payment of any fees in connection therewith.

        (j) Vendor shall be responsible at no charge to Customer for any modification or enhancement to, or substitution for, the Hardware necessitated by unauthorized changes to the Hardware by Vendor.

        (m) Except to the extent caused by Customer, any modification, termination, or cancellation fees imposed upon Customer in connection with any modification, termination, or cancellation of any agreement in connection with the Hardware which was (i) caused by or resulted from an action or omission by Vendor, including Vendor's failure to notify Customer of a renewal, termination, or cancellation date in a timely manner, or (ii) imposed by Vendor or its affiliates, shall be paid by Vendor.

        (n) Each of Customer and Vendor shall promptly inform the other party of any breach of, or misuse or fraud in connection with, any agreement in respect of the Hardware and shall cooperate with the other party to prevent or stay any such breach, misuse, or fraud. Each Party shall pay all amounts due for any penalties or charges (including amounts due to a third party as a result of a Party's failure to promptly notify the other pursuant to the preceding sentence), associated taxes, reasonable legal expenses, and other incidental expenses incurred by the other Party as a result of the first Party's nonperformance of its obligations under this Agreement with respect to the Hardware.

        (o) In the event that Vendor or Customer identifies any equipment or hardware in a Service Location which is not listed on EXHIBIT M, the Parties shall reasonably cooperate with each other to determine whether such equipment or hardware shall be retained by Customer or shall be subject to this Agreement as Owned Hardware (in consideration of an appropriate purchase price to be paid by Vendor to Customer), Retained Hardware or Leased Hardware.

16. AGENCY

        (a) Customer appoints Vendor as the agent of the Customer, and Vendor accepts such appointment as a part of the Services, for the limited purposes of administering, managing, supporting, operating under and paying under such Third Party Agreements as to which Customer has not obtained required consents in accordance with this Agreement. Customer does not appoint Vendor as its agent for the purposes of entering into oral or written agreements with any individual or business entity for or in the name of the Customer or its Affiliates, without the prior express written approval of Customer.

        (b) Vendor will perform its obligations and responsibilities as an agent pursuant to SECTION 16(a) under all Third Party Agreements subject to the provisions of this Agreement. Upon Customer's request, Vendor will provide to Customer all information and documentation Customer may reasonably request related to its activities as the Customer's agent with regard to such Third Party Agreements. Customer may terminate or provide additional restrictions on Vendor's agency appointment with respect to any Third Party Agreement at any time in Customer's discretion provided that such action does not affect Vendor's provision of the Services.

17. DISASTER RECOVERY

        As part of the Designated Services, Vendor shall develop, implement and maintain a disaster recovery plan (the "Disaster Recovery Plan") that is reasonably acceptable to Customer. Vendor shall develop and present to Customer an initial Disaster Recovery Plan within [*] from the Effective Date of this Agreement, and shall implement the final, approved Disaster Recovery Plan no later than [*] from the Effective Date. The Disaster Recovery Plan shall include at least the elements set forth in EXHIBIT P--DISASTER RECOVERY PLAN. During the Term of this Agreement, Vendor shall (a) periodically update and test the operability of such plan, (b) certify to Customer that the plan is fully operational at least once during every [*] period, and, (c) implement the plan upon notice of a disaster from Customer. All Critical Functions shall be restored within [*].

18. FORCE MAJEURE

        (a) Each Party shall be excused from performance under this Agreement and shall have no liability to the other for any period it is prevented from performing any of its obligations, in whole or in part, as and to the extent set forth in this
                SECTION 18, as a result of an event or delay that could not have been prevented by reasonable precautions, was not caused by Vendor's (or its subcontractor's) negligence, and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, work-around plans, or other means, and which is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                of war, terrorism, riots, civil disorders, rebellions or revolutions in the United States, strikes, lockouts, or labor difficulties, or any other similar cause beyond the reasonable control of such Party (each, a "Force Majeure Event").

        (b) If a Force Majeure Event occurs, the nonperforming Party will be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance will promptly notify the other by telephone and describe at a reasonable level of detail the circumstances causing such delay (to be confirmed in writing within [*] hours after the inception of such delay).

        (c) If any Force Majeure Event substantially prevents, hinders, or delays performance of the Services necessary for the performance of Customer's Critical Functions for more than [*] ([*]) consecutive days, then at Customer's option:

                (i)     [*]

                (ii) Customer may terminate this Agreement as of a date specified by Customer in a written notice of termination to Vendor, and Customer will pay all fees due and payable through the termination date. If Customer elects such termination, Customer shall not be obligated to pay any other termination or other fees, however described, to Vendor, except fees for Services Transfer Assistance.

        (d) Whenever a Force Majeure Event or a disaster causes Vendor to allocate limited resources between or among Vendor's customers and affiliates at the affected service locations, Customer shall receive at least the same priority in respect of such allocation as Vendor's other commercial customers receiving substantially similar goods and services.

19. AUDITS

        (a) Upon notice from Customer, Vendor shall provide, and shall cause its subcontractors to provide, such auditors and inspectors as Customer or any regulatory authority may reasonably designate in such notice with reasonable

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                access (i) during normal business days and hours (except as may be necessary to perform security audits) to the premises of Vendor and its subcontractors and (ii) at any time at the Service Locations for the purpose of performing audits or inspections of the business of Customer (including Vendor's delivery of any Services being provided in support of such business being audited).

        (b) As part of the Services, Vendor shall provide, and shall cause its subcontractors to provide, such auditors and inspectors any assistance that they may reasonably require; provided, however, that to the extent such assistance exceeds [*] full days over the course of any consecutive [*] period, Vendor shall charge Customer, and Customer shall pay Vendor, fees for such assistance at Vendor's then-current time and materials rates.

        (c) If any audit by a regulatory authority having jurisdiction over Customer or Vendor results in Customer or Vendor being notified that Vendor or its subcontractors are not in compliance with any requirement relating to the Services, Vendor shall, at its own expense and within the period of time specified by such regulatory authority, comply with such regulatory requirements.

        (d) If any audit by an auditor designated by Customer results in Customer or Vendor being notified that Vendor or its subcontractors are not in compliance with any generally accepted accounting principle or other reasonable audit requirement relating to the Services, Vendor shall, within reason, at its own expense and within a reasonable period of time, use its best efforts to comply with such requirement.

        (e) Upon notice from Customer, Vendor shall provide, and shall cause its subcontractors to provide, Customer with access to such records and documentation as may be reasonably necessary for Customer to determine the accuracy of Vendor's charges to Customer. If, as a result of such audit, it is determined that Vendor has overcharged Customer or Customer has underpaid Vendor, Customer shall notify Vendor of the amount of such overcharge or underpayment. In the case of an overcharge, Vendor shall promptly pay to Customer the amount of the overcharge, or in the case of an underpayment, Customer shall promptly pay to Vendor the amount of the underpayment.

        (f) In the event any such audit by Customer or its agents reveals an overcharge to Customer by Vendor of [*] more in any fee category, Vendor shall reimburse Customer for the reasonable cost of such audit.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

        (g)     Vendor shall, during the Term of this Agreement and until four
                (4) years after termination of this Agreement, make available, upon appropriate written request by a state or federal governmental entity or its representatives, a copy of this Agreement and such books, documents, records and data of Vendor as are necessary to verify the nature and extent of the costs to Customer for Services under this Agreement and the accuracy of invoices for such services.

20. CONFIDENTIAL INFORMATION

        (a) Vendor and Customer each acknowledge that the other Party possesses and will continue to possess information, which has commercial value in its business and is not in the public domain, that has been created, discovered, developed by it or provided to it by a third party, and in which property rights have been assigned or otherwise conveyed to it. "Confidential Information" means any and all proprietary business information in the possession of the disclosing Party treated as secret by the disclosing party (that is, it is the subject of efforts by the disclosing Party or its Affiliates that are reasonable under the circumstances to maintain its secrecy) that does not constitute a Trade Secret (defined below), including, without limitation, any and all proprietary information in the possession of such Party of which the receiving Party becomes aware as a result of its access to and presence at the other Party's facilities. "Trade Secrets" means information related to the services or business of the disclosing Party or its Affiliates or of a third party which (i) derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts by the disclosing Party or its Affiliates that are reasonable under the circumstances to maintain its secrecy, including without limitation (A) marking any information reduced to tangible form clearly and conspicuously with a legend identifying its confidential or proprietary nature; (B) identifying any oral presentation or communication as confidential immediately before, during or after such oral presentation or communication; or (C) otherwise, treating such information as confidential or secret. Assuming the criteria in sections (i) and (ii) above are met, Trade Secrets include, but are not limited to, technical and nontechnical data, formulas, patterns, compilations, computer programs and software, devices, drawings, processes, methods, techniques, designs, programs, financial plans, product plans, and lists of actual or potential customers and suppliers. "Company Information" means collectively the Confidential Information and Trade Secrets. Company Information also includes information which has been disclosed to either Party by a third party which such Party is obligated to treat as confidential or secret.

        (b) Customer and Vendor will each refrain from disclosing, will hold as confidential and will use the same level of care to prevent disclosing to third parties, the Company Information of the other Party as it employs to avoid disclosure, publication or dissemination of its own information of a similar nature but in no event less than a reasonable standard of care. Notwithstanding the foregoing, the Parties may disclose Company Information in the case of Customer, to members of the Customer Group and in the case of both Parties, the authorized contractors and subcontractors involved in providing and using the Services under this Agreement where: (i) such disclosure is necessary to permit the members of the Customer Group and the contractor or subcontractor to perform its duties hereunder or use the Services; (ii) members of the Customer Group and the contractor or subcontractor agree in writing to observe the confidentiality and restricted use and disclosure covenants and standards of care set forth in this SECTION 20 and under which the disclosing Party is a third party beneficiary for all purposes; and (iii) the receiving Party making the disclosure assumes full responsibility for the acts or omissions of its contractor or subcontractor and in the case of Customer, the members of the Customer Group, no less than if the acts or omissions were those of the receiving Party.

        (c) Neither Customer nor Vendor shall use the Company Information of the other Party except in the case of Vendor and its subcontractors, in connection with the performance of the Services and as otherwise specifically permitted in this Agreement, and in the case of Customer, its contractors and other members of the Customer Group, as specifically permitted in this Agreement and in connection with the use of the Services. Vendor shall be responsible to ensure that its subcontractors comply with this SECTION 20(c) and Customer shall be responsible to ensure that the members of the Customer Group and its subcontractors comply with this SECTION 20(c).

        (d) Without limiting the generality of the foregoing, neither Party will publicly disclose the terms of this Agreement, except to the extent permitted by this SECTION 20 and to enforce the terms of this Agreement, without the prior written consent of the other. Furthermore, neither Vendor nor Customer will make any use of the Company Information of the other Party except as contemplated by this Agreement; acquire any right in or assert any lien against the other Party's Company Information except as contemplated by this Agreement; or refuse to promptly return, provide a copy of or destroy such Company Information upon the request of the disclosing Party.

        (e) Notwithstanding any other provision of the Agreement, neither Party will be restricted in using, in the development, manufacturing and marketing of its products and services and in its operations, any data processing, system operations, applications development or network management ideas, concepts, know-how and techniques which are retained in the minds of employees who have had access to the other Party's Company Information (without reference to any physical or electronic embodiment of such information), unless such use shall infringe any of such Party's patent rights, copyrights or mask works rights.

        (f) Notwithstanding the foregoing, this SECTION 20 will not apply to any information which Vendor or Customer can demonstrate was:
                (i) at the time of disclosure to it, in the public domain; (ii) after disclosure to it, published or otherwise becomes part of the public domain through no fault of the receiving Party; (iii) without a breach of duty owed to the disclosing Party, is in the possession of the receiving Party at the time of disclosure to it; (iv) received after disclosure to it from a third party who had a lawful right to and, without a breach of duty owed to the disclosing Party, did disclose such information to it; or (v) independently developed by the receiving Party without reference to Company Information of the disclosing Party. Further, either Party may disclose the other Party's Company Information to the extent required by law or order of a court or governmental agency. However, the recipient of such Company Information must give the other Party prompt notice and make a reasonable effort to obtain a protective order or otherwise protect the confidentiality of such information, all at the disclosing party's cost and expense. It is understood that the receipt of Company Information under this Agreement will not limit or restrict assignment or reassignment of employees of Vendor and the Customer Group within or between the respective Parties and their Affiliates.

        (g) The receiving Party will immediately notify the disclosing Party, orally or in writing in the event of any disclosure, loss, or use in violation of this Agreement.

        (h) The covenants of confidentiality set forth herein (i) will apply after the Effective Date to any Company Information disclosed to the receiving Party before and after the Effective Date and (ii) will continue and must be maintained from the Effective Date through the termination of the relationship between the Parties and (A) with respect to Trade Secrets, until such Trade Secrets no longer qualify as trade secrets under applicable law; and (B) with respect to Confidential Information for a period equal to the shorter of two (2) years after termination of the Parties' relationship under this Agreement or until such Confidential Information no longer qualifies as confidential under applicable law. Neither Party will be responsible for the security of the Company Information of the other Party during transmission via public communications facilities, except to the extent that such breach of security is caused by the failure of such Party to perform its obligations under this Agreement or the negligent acts or omissions of such Party, its contractors, subcontractors or Affiliates.

        (i) Vendor acknowledges and agrees that all Clinic Data is owned by the respective Clinics, and Vendor shall act in the capacity of the custodian of such data during the Term of this Agreement. Clinic Data shall be considered Confidential Information for the purposes of this Agreement, and Vendor shall observe all obligations and duties under this Section 20 with respect to such data. In addition, Vendor shall be responsible for complying with all federal and state laws applicable to the Clinic Data.

21. REPRESENTATIONS AND WARRANTIES

        (a) Vendor warrants, represents and covenants that (i) it has, and during the Term will have, and each of the subcontractors that it will use to provide and perform the Services has and during the Term will have, the necessary knowledge, skills, experience, qualifications, rights and resources to provide and perform the Services in accordance with this Agreement; and (ii) the Services will be performed for Customer in a diligent, workmanlike manner in accordance with industry standards applicable to the performance of such services.

        (b) Vendor warrants, represents and covenants that the Services will be rendered by the Vendor in a manner consistent with good commercial practices.

        (c) Vendor warrants, represents and covenants that it will perform its responsibilities under this Agreement in a manner that, to the best of its knowledge, does not infringe, or constitute an infringement or misappropriation of, any patent, trade secret, copyright or other proprietary right of any third party.

        (d) Each Party hereby represents and warrants that (i) it has all requisite corporate power and authority to enter, and fully perform pursuant to, into this Agreement; (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly authorized by all requisite corporate action on its part; and (iii) this Agreement has been duly executed and delivered by such Party.

        (e) Each Party agrees at its cost and expense to obtain all necessary regulatory approvals applicable to its business, to obtain any necessary permits for its business, and to comply in all material respects with all laws and regulatory requirements applicable to the performance of its obligations under this Agreement.

        (f) Vendor represents and warrants that as of the Effective Date, Vendor has not disclosed to any unauthorized party any Confidential Information.

        (g)     RESERVED

        (h) Customer represents and warrants that, as of the Effective Date and to its knowledge, the Customer Owned Software does not infringe any copyright, patent or trade secret right of any third party.

        (i) Vendor represents and warrants that, as of the Effective Date and to its knowledge, the Vendor Owned Software does not infringe any copyright, patent or trade secret right of any third party.

        (j) NEITHER PARTY MAKES ANY WARRANTIES NOT SET FORTH EXPRESSLY IN THIS AGREEMENT AND EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

22. DISPUTE RESOLUTION

        (a) The Parties agree that they shall attempt to resolve issues concerning this Agreement at the operational level using standard business practices, cooperative approaches and unemotional behavior. Among other resolution strategies, the Parties may elect to use a staff facilitator to speed resolution of the issue. All disputes, controversies, or claims arising out of or relating to this Agreement (including the Exhibits hereto) that are not so resolved ("Disputes") shall be referred to the Vendor Account Manager and the Customer Account Manager prior to escalation to the Management Committee. The Vendor Account Manager and the Customer Account Manager shall maintain a log of all Disputes detailing the date, circumstances, possible solutions, assignments arising from the resolution process, resolution schedule and ultimate disposition of such Dispute. If the Customer Account Manager and the Vendor Account Manager are unable to resolve, or do not anticipate resolving, the Dispute within fifteen (15) days after referral of the matter to them, the parties shall submit the Dispute to the Management Committee.

        (b) In the event a Dispute is submitted to the Management Committee, the Management Committee shall meet within seven (7) days (or at such other time as the Parties may designate) for the purpose of resolving the Dispute. The Management Committee shall consider Disputes in the order of the materiality of such Disputes, or if it is unclear as to the priority of materiality, in the order such Disputes are brought before it. In the event the Management Committee is unable to resolve a Dispute within thirty (30) days, the Management Committee shall submit the dispute to the Senior Executives pursuant to SECTION 22(c).

        (c) In the event that the Management Committee is not successful in resolving a Dispute within thirty (30) days after submission, the Management Committee shall submit the dispute to the Chief Executive Officer of Vendor and the Chief Information Officer or the Chief Financial Officer of Customer (the "Senior Executives"). The Senior Executives shall meet as necessary (but in any case, at least once per week) for the purpose of resolving the Dispute. No Dispute under this Agreement shall be the subject of arbitration or other formal proceedings between Customer and Vendor before being considered by the Management Committee and the Senior Executives, pursuant to this SECTION 22, except for an action to seek injunctive relief to stay a breach of this Agreement.

        (d) Disputes that are not resolved by the procedures set forth above may be submitted by either Party to binding and final arbitration according to the rules of the American Arbitration Association. The arbitration shall be heard before a single arbitrator to be chosen by mutual consent of the Parties within thirty (30) days of the initiation of the arbitration by either Party. The schedule and rules for the arbitration hearing shall be as set by the arbitrator and the hearing shall be held in Birmingham, Alabama. Each party shall bear its own costs of conducting the hearing and shall be bound by the arbitrator's decision. The costs of the arbitration shall be paid by the party designated by the arbitrator. The arbitrator shall have not less than ten (10) years experience in the information technology industry, commercial software marketing, or large-scale information technology project management. The decision of the arbitrator is final and binding upon all parties. Judgment upon the final arbitration decision may be entered with any court having jurisdiction thereof. The obligation to arbitrate if the preceding dispute resolution steps fail is an essential provision of this Agreement and the Parties both agree that such obligation is legally binding upon them. In case of a violation of the obligation to arbitrate by either Party, the other Party may bring an action to seek enforcement of such obligation in any state or federal court of appropriate jurisdiction.

        (e) All negotiations under this SECTION 22 shall be confidential and treated as compromise and settlement negotiations for purposes of the state and federal rules of evidence.

        (f) In the event of a Dispute between Customer and Vendor pursuant to which Customer in good faith believes it is entitled to withhold payment and during the pendency of the dispute resolution process described in this Agreement, Vendor shall, subject to the escrow of disputed amounts pursuant to this Agreement, continue to provide the Services and Customer shall continue to pay any undisputed amounts to Vendor. Customer shall, upon request by

                Vendor, deposit any disputed amount in an interest bearing escrow account. Upon resolution of the Dispute, the parties shall allocate the money in the escrow account, plus any interest earned on such money, according to the resolution of such Dispute.

23. TERMINATION

        (a) Termination Upon Payment Default by Customer. At Vendor's option, this Agreement may be terminated by Vendor in the event that the Customer shall fail to make any payment due to Vendor under this Agreement except as provided in SECTION 9(k) or 23(d) and shall fail to cure such payment default within [*] days after Vendor's written notice to Customer detailing such payment default.

        (b) Termination Upon Event of Default by Vendor. Upon the occurrence of an Event of Default (as defined below) and at any time thereafter during the continuance of such Event of Default, Customer may terminate this Agreement or any Services being provided by Vendor under this Agreement by written notice given to the Vendor, and pursue any legal remedies available to it under law and this Agreement. The occurrence of any of the following events with the passing of any applicable notice and cure periods shall constitute an "Event of Default" under this
                Agreement:

                (i) Vendor fails to observe or perform any other material obligation to be observed or performed by it hereunder, and such failure shall continue for [*] days after written notice of default from the Customer; or

                (ii) Upon a Change of Control of Vendor or an announcement or acknowledgement of a pending Change of Control of Vendor, with [*] days notice to Vendor of such termination; or

                (iii) Vendor fails to provide the Critical Functions and Vendor does not, within [*] hours after notice of such failure from Customer, cure such failure or, if such failure cannot be cured within such [*] hour period, provide to Customer and implement a workaround for such Critical Functions reasonably satisfactory to Customer; or

                (iv) Vendor shall admit in writing its inability to pay its debts as they mature, or shall make an assignment for the benefit of its or any of its creditors; or

                (v) Proceedings in bankruptcy, or for reorganization of Vendor or for the readjustment of any of its debts, under the United States Bankruptcy Code, or under any other laws, whether state or


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                        federal, for the relief of debtors, now or hereafter existing, shall be commenced by Vendor, or shall be commenced against Vendor and shall not be discharged or terminated within sixty (60) days of their commencement; or

                (vi) A receiver or trustee shall be appointed for Vendor or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Vendor, and such receiver or trustee shall not be discharged within sixty
                        (60) days of his appointment, or such proceedings shall not be discharged within sixty (60) days of their commencement, or Vendor shall discontinue its business; or

                (vii) As determined by Customer, there exists a series of non-material or persistent breaches by Vendor that in the aggregate have a significant adverse impact on the Services or upon the management of the Services; or

                (viii) Vendor fails to meet any particular Service Level [*] or more times in any [*] day period, or Vendor fails to meet the Minimum Performance Levels set forth in EXHIBIT H at any time.

        (c) Additionally, Customer may terminate this Agreement as permitted under SECTIONS 8(f) and 18(c)(ii).

        (d) Termination for Convenience. Customer may terminate this Agreement or the Clinic Services for convenience without penalty, termination fee or other liability to Vendor, at any time after December 31, 1999, upon thirty (30) days prior written notice to Vendor. In addition, Customer may terminate this Agreement or the Clinic Services for convenience prior to December 31, 1999, but no earlier than October 31, 1999, upon written notification of termination at any time during the Term giving ninety (90) days notice to Vendor and payment of the Convenience Termination Fee. Notwithstanding the foregoing, Customer may terminate the Corporate Services or the Caremark Services at any time for any reason without penalty, termination fee or other liability to Vendor upon written notice to Vendor giving ninety (90) days notice to Vendor.

24. LIMITED RIGHT TO CONTINUATION OF SERVICES.

        Upon the termination of this Agreement for any reason, Vendor shall provide the Services Transfer Assistance set forth in EXHIBIT N--SERVICES TRANSFER ASSISTANCE for a period up to ninety (90) days after the date of termination, and in accordance with the fee schedule set forth on EXHIBIT N. The quality and level of performance of the Services during the termination process shall not be degraded unless otherwise agreed to by the Parties.

25. EXIT PLAN.

        Upon the termination by Customer of this Agreement for an Event of Default or under SECTION 8(f) or SECTION 18(c)(ii), Customer may, at its option, purchase any of the Hardware and Software used to provide the Corporate Services and/or Caremark Services at a price equal to then-current fair market value, but not to exceed $[*].

26. INDEMNIFICATION.

        (a) Customer shall indemnify, defend and hold harmless Vendor from any liability or expenses (including reasonable attorneys' fees) arising out of or relating to any claim by a third party that the Customer Owned Software, as delivered by Customer and otherwise unmodified and unchanged (unless and to the extent such modification or change would not materially impact the third party claim), infringes upon the proprietary rights of any third party.

        (b) Customer shall indemnify, defend and hold harmless Vendor from any liability or expenses (including reasonable attorneys' fees) arising out of or relating to any claim concerning (i) any allegation of improper billing practices that occurred prior to the Effective Date brought by the Health Care Financing Administration or any other party, (ii) Customer's performance prior to the Effective Date of services similar to the Services, or (iii) any breach of the Third Party Agreements or any other agreement related to either the Services or Service Locations, accruing before the Effective Date of this Agreement.

        (c) Customer shall indemnify, defend and hold harmless Vendor from any liability or expenses (including reasonable attorneys' fees) arising out of or relating to any claim brought by a third party to the extent such claim is the result of actions taken by Vendor after Vendor's written objection at the specific direction of Customer in connection with Vendor's performance under this Agreement or any amendment thereto.

        (d) Vendor shall indemnify, defend and hold harmless Customer from any liability or expenses (including reasonable attorneys' fees) arising out of or relating to Vendor's use of the Software to provide services to a third party (other than a member of the Customer Group).


        (e) Vendor shall indemnify, defend and hold harmless each member of the Customer Group from any liability or expenses (including reasonable attorneys' fees) arising out of or relating to any claim by a third party that the Services, the Vendor Proprietary Software, or any work performed by Vendor or its agents with respect to the Software under this Agreement infringes upon the proprietary rights of any third party. In the event of such


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

                a claim by a third party, Vendor shall use commercially reasonable best efforts to also provide Customer a non-infringing work-around which is functionally equivalent to the software, services or work in question, at no additional cost to Customer.

        (f) Vendor shall indemnify, defend and hold harmless each member of the Customer Group from any liability or expenses (including reasonable attorneys' fees) arising out of or relating to any claim by a third party with respect to inadequacies in the physical and data security control systems at the Service Locations to the extent such systems are controlled or provided by Vendor after the Effective Date of this Agreement.

        (g) Vendor shall indemnify, defend and hold harmless each member of the Customer Group from any liability or expenses (including reasonable attorneys' fees) arising out of or relating to any claim concerning (i) any allegation of improper billing practices that occurred on or after the Effective Date brought by the Health Care Financing Administration or any other party;
                (ii) the performance of services by Vendor on or after the Effective Date (including, without limitation, Vendor's breach of Section 1(g) of this Agreement); or (iii) any breach of the Third Party Agreements or any other agreement related to the Services or the Service Locations, accruing on or after the Effective Date of this Agreement.

        (h) Customer shall indemnify, defend and hold harmless Vendor from any liability or expenses (including reasonable attorneys' fees) arising out of any act or omission by Customer under the lease agreements covering Customer's locations in Glastonbury, Connecticut, or Birmingham, Alabama, accruing, in each case, before the Effective Date of this Agreement.

        (i) Vendor shall indemnify, defend and hold harmless each member of the Customer Group from any liability or expenses (including reasonable attorneys' fees) arising out of any act or omission by Vendor under the lease agreement assumed by Vendor for the Glastonbury, Connecticut Service Location, or the sub-lease agreement for the Birmingham, Alabama, Service Location, accruing, in each case, on or after the Effective Date of this Agreement.

        (j) Each Party shall indemnify, defend and hold harmless the other Party from any liability or expenses (including reasonable attorneys' fees) arising out of or relating to any amounts including taxes, interest, and penalties assessed against a Party which are obligations of the other Party.

        (i) Each Party shall indemnify, defend and hold harmless the other Party from any costs and expenses (including reasonable attorneys fees) incurred in connection with the enforcement of the other Party's indemnity rights.

        (j) Procedure. If any third party shall notify a Party hereto (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this SECTION 26, then the Indemnified Party shall notify the Indemnifying Party in writing thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party experiences any prejudice in the ability to provide the indemnification required under this SECTION 26. If the Indemnifying Party acknowledges that this Agreement applies with respect to such claim, then the Indemnifying Party shall be entitled to take control of the defense and investigation of the claim. In the event any Indemnifying Party notifies the Indemnified Party that it is assuming the defense thereof, (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes reasonably that the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party which consent will not be withheld or delayed unreasonably, and (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party, which consent will not be withheld or delayed unreasonably.

27. REMEDIES.

        (a) Unless specifically provided to the contrary in this Agreement, neither party shall have any liability whether based on contract, tort (including without limitation, negligence), warranty, guarantee or any other legal or equitable grounds to the other party for any damages other than Direct Damages.

        (b) Neither Party shall have any liability to the other Party for any damages arising out of or resulting from the performance and non-performance of its obligations under this Agreement in excess of [*] ($[*]) in the aggregate.


[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

        (c) The limitations set forth in SECTIONS 27(a) - (c) are not applicable to (i) the Parties' indemnification obligations for third party claims under SECTION 26; (ii) losses covered by insurance policies maintained by the Party liable for such damages; or (iii) liability resulting from the gross negligence or willful misconduct of a Party.

28. INSURANCE. During the Term, Vendor shall maintain the insurance coverages required under EXHIBIT Q--INSURANCE of this Agreement and otherwise comply with the requirements set forth on EXHIBIT Q.

29. MISCELLANEOUS.

        (a) Headings. The Section headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto except that Customer at its discretion may assign this Agreement and any of its rights and obligations under this Agreement pursuant to a merger, corporate reorganization or sale of all or substantially all of its assets or stock.

        (c) Governing Law. This Agreement shall be construed and governed by the internal laws of the State of Alabama, without reference to the choice of law principles thereof. Each party irrevocably agrees that any legal action, suit, or proceeding brought by it in any way arising out of the agreement must be brought solely and exclusively in the federal district court (or in the absence of federal jurisdiction, the appropriate state court) sitting in Birmingham, Alabama and each party irrevocably accepts and submits to the sole and exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any action, suit, or proceeding brought by it or against it by the other party.

        (d) Notices. All communications or notices required or permitted by this Agreement shall be sufficiently given for all purposes hereunder if given in writing and delivered (i) personally, (ii) by United States mail, return receipt requested, (iii) by document overnight delivery service or (iv) by telecopy, facsimile or other electronic transmission service, provided the sender delivers a confirmation copy of such telecopy, facsimile or other electronic transmission service within three (3) business days thereafter. All notices delivered in accordance with this Section shall be sent to the appropriate address or number, as set forth below, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party, and shall be effective upon its delivery to the addressee, as provided herein, either personally, by mail or by electronic transmission, as the case may be, or three (3) business days after it is sent or dispatched, whichever occurs earlier.

        (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        (f) Amendments. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

        (g) Exhibits; Entire Agreement. The exhibits and other attachments to this Agreement are hereby incorporated by reference and made part hereof. This Agreement (including, without limitation, the Regulated Services Agreement and each of the exhibits and attachments to this Agreement) constitutes the entire understanding of the parties with respect to the subject matter hereof and there are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior negotiations, agreements and undertakings between the parties with respect to such subject matter.

        (h) No Third Party Beneficiaries. This Agreement is not intended to and shall not be construed to give any person or entity, other than the parties hereto, any interest, rights, or remedies (including, without limitation, any third party beneficiary rights) with respect to or in connection with this Agreement or any agreements or provisions contemplated hereby.

        (i) Relationship of Parties. Vendor, in furnishing services to Customer under this Agreement, is acting only as an independent contractor. Except where this Agreement expressly provides otherwise, Vendor does not undertake by this Agreement or otherwise to perform any obligations of Customer, whether regulatory or contractual, or to assume any responsibility for Customer's business or operations.

        (j) Publicity; Trade Reference. Before using Customer or Customer's name as a trade reference or for publicity, marketing, advertising or otherwise, Vendor shall obtain Customer's prior written consent, which shall not be unreasonably withheld. Likewise, prior to the Customer using the Vendor or Vendor's name as a trade reference or for publicity, marketing advertising or otherwise, Customer shall obtain Vendor's prior written consent, which shall not be unreasonably withheld. However, either Party may include the other Party's name and a factual description of the work performed under this Agreement on employee bulletin boards, in its list of references and in the experience section of proposals to third parties, in internal business planning documents and in its annual report to stockholders, and whenever required by reason of legal, accounting or regulatory requirements.

        (k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

        (l) Except as specifically set forth in this Agreement, all consents, approvals, acceptances, or similar actions to be given by either party under this Agreement shall not be unreasonably withheld or delayed and each party shall make only reasonable requests under this Agreement.

        (m) During the Term and for a period of three (3) months after the termination of this Agreement, except for the Affected Employees, neither Party shall solicit any employee of the other without the other Party's consent.

        (n)     Sections 5(c), 9(b), 10(a), 19(g), 20, 22, 24, 25, 26, 27 and 28
                of this Agreement shall survive the termination or expiration of this Agreement for any reason.

IN WITNESS WHEREOF, the parties have caused this Information Technology Services Agreement to be executed in their names as of the date first above written.

MEDPARTNERS, INC.                      THE TRIZETTO GROUP, INC.
3000 Galleria Tower, Suite 1000        567 San Nicholas Drive, Suite 360
Birmingham, AL 35244                   Newport Beach, CA 92660


By:_______________________________     By:______________________________________
   (Authorized Signature)                 (Authorized Signature)

Name:_____________________________     Name:____________________________________

Title:____________________________     Title:___________________________________

Date:_____________________________     Date:____________________________________

                                    EXHIBIT A
                                GLOSSARY OF TERMS

ACCOUNT MANAGER                    Shall have the meaning set forth in SECTION
                                   7(a).

ADDITIONAL SERVICES                Shall have the meaning set forth in EXHIBIT
                                   D.

AFFECTED EMPLOYEES                 Shall be those individuals listed on EXHIBIT
                                   T.

AFFILIATES                         Shall mean any party controlling, controlled
                                   by or under common control with another
                                   party.

AGREEMENT                          Shall mean this Information Technology
                                   Services Agreement.

ASR                                Shall have the meaning set forth in EXHIBIT
                                   D.

BUSINESS UNIT ASSETS               Shall have the meaning set forth in the
                                   Business Unit Purchase Agreement attached as
                                   EXHIBIT U.

BUSINESS UNIT ASSET PURCHASE PRICE Shall have the meaning set forth in SECTION
                                   6.

CALENDAR                           Shall have the meaning set forth in EXHIBIT
                                   B.

CAREMARK Shall be Caremark, Inc., a subsidiary of MedPartners, Inc.

CAREMARK SERVICES                  Shall have the meaning set forth in EXHIBIT
                                   B.

CHANGE CONTROL PROCESS             Shall mean the change control process set
                                   forth in EXHIBIT K.

CHANGE OF CONTROL                  Shall mean the transfer of the ownership or
                                   control, directly or indirectly, of the
                                   majority of the voting capital stock of
                                   Vendor, from the persons or persons who hold such control on the Effective Date to another person or persons; provided, however, that a Change of Control shall not include: (i) any transfer of such stock by a stockholder of Vendor to an immediate family member, (ii) any transfer of such stock to any trust or similar entity established for the benefit of either (1) any stockholder of Vendor; or (2) an immediate family member of any stockholder of Vendor; or (iii) any initial public offering of Vendor.

CLINIC DATA                        Shall be that portion of the Customer Data
                                   which specifically relates to a Clinic or the Clinics, including but not limited to medical records and patient data.

CLINIC SERVICES                    Shall be that portion of the Services set
                                   forth in EXHIBIT B to be provided to the Clinics in accordance with the service matrix set forth in EXHIBIT C.

CLINIC SERVICES PERIOD             Shall be, for each Clinic, the period from
                                   the Effective Date through such time as the Clinic and Customer mutually agree that Customer is no longer obligated to provide the Clinic Services to the Clinic, including, but not limited to, the period during the Term before and after the date on which the Clinic is disassociated from Customer.

CLINICS                            Shall be those clinics identified on EXHIBIT
                                   C.

COMPANY INFORMATION                Shall have the meaning set forth in SECTION
                                   20(a).

CONFIDENTIAL INFORMATION           Shall have the meaning set forth in SECTION
                                   20(a).

CONVENIENCE TERMINATION FEE        Shall be equal to the sum of $[*] per month
                                   for the period

[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.


                                                                       Exhibit A
                                   between the date on which termination is effective and December 31, 1999, prorated as necessary for any portion of a month.

CORPORATE SERVICES                 Shall have the meaning set forth in EXHIBIT
                                   B.

CRITICAL DISRUPTION                Shall mean the failure of Vendor to provide
                                   the Critical Functions for any period of thirty six (36) consecutive hours.

CRITICAL FUNCTIONS                 Shall mean financial process support, Clinic
                                   process support, communications services and help desk services.

CUSTOMER Shall have the meaning set forth in the introductory paragraph of the Agreement.

CUSTOMER DATA                      Shall have the meaning set forth in SECTION
                                   13(a).

CUSTOMER GROUP                     Shall be MDM, Caremark, the Clinics
                                   (including, without limitation, the
                                   Management Company Clinics).

CUSTOMER OWNED SOFTWARE            Shall have the meaning set forth in SECTION
                                   14(b).

DIRECT DAMAGES                     Shall mean actual, direct damages incurred by
                                   the claiming Party which include, by way of example but without limitation, (i) costs of recreating or reloading any Customer Data or Clinic Data (ii) costs of implementing a workaround in connection with a failure to provide any or all of the Services; (iii) costs of replacing lost or damaged equipment, software and materials, (iv) costs and expenses incurred by Customer to correct errors in software maintenance and enhancements provided as part of the Services or any part thereof; (v) costs and expenses incurred by Customer to procure the Services from an alternate source, to the extent in excess of Vendor's charges under this Agreement, where permitted under this
                                   Agreement, (vi) straight time, overtime, or related expenses incurred by the Other Party, including, overhead allocations of the other
                                   Party for the employees, wages, and salaries of additional employees, travel expenses, overtime expenses, telecommunication charges, and similar charges of the other Party, due to a Party's breach of its obligations under this Agreement; (vii) payments or penalties imposed by a regulatory agency for failure to comply with deadlines; (viii) the Service
                                   Credits; and (ix) similar damages; provided, however, "Direct Damages" shall not include
                                   (A) loss of interest, profit or revenue of the claiming Party or (B) incidental, consequential, special or indirect damages suffered by the claiming Party (except as to the damages described in (A) and (B) are included as a part of the Service Credits or as otherwise provided for in this Agreement) and shall not include punitive or exemplary damages suffered by the claiming Party arising from or related to this Agreement, even if such Party has been advised of the possibility of such losses or damages.

DISASTER RECOVERY PLAN             Shall have the meaning set forth in SECTION
                                   17.

DISPUTES                           Shall have the meaning set forth in SECTION
                                   22(a).

EFFECTIVE DATE                     Shall be May 1, 1999.

EFFECTIVE LICENSE PURCHASE PRICE   Shall have the meaning set forth in SECTION
                                   9(i).



                                                                       Exhibit A

     [*]                                             [*]

EVENT OF DEFAULT                   Shall have the meaning set forth in SECTION
                                   23(b).

FORCE MAJEURE EVENT                Shall have the meaning set forth in SECTION
                                   18(a).

GENERAL SERVICES                   Shall have the meaning set forth in EXHIBIT
                                   B.

HARDWARE                           Shall have the meaning set forth in SECTION
                                   15(b).

INITIAL TERM                       Shall have the meaning set forth in SECTION
                                   3.

KEY EMPLOYEES                      Shall have the meaning set forth in SECTION
                                   7(g).

LEASED HARDWARE                    Shall have the meaning set forth in SECTION
                                   15(b).

MANAGEMENT COMMITTEE               Shall have the meaning set forth in SECTION
                                   7(f).

MANAGEMENT COMPANY                 Shall have the meaning set forth in SECTION
                                   10(f).

MANAGEMENT COMPANY CLINICS         Shall have the meaning set forth in SECTION
                                   10(f).

MDM                                Shall be MedPartners, Inc.

MINIMUM PERFORMANCE LEVELS         Shall have the meaning set forth in EXHIBIT
                                   H.

MONTHLY SERVICES CHARGE            Shall have the meaning set forth in EXHIBIT
                                   J.

OWNED HARDWARE                     Shall have the meaning set forth in SECTION
                                   15(b).

PARTIES                            Shall mean both Vendor and Customer.

PARTY                              Shall mean either Vendor or Customer.

PERFORMANCE RESULT                 Shall have the meaning set forth in EXHIBIT
                                   I.

PERSONNEL PREMIUM                  Shall have the meaning set forth in SECTION
                                   5(b).

PROBLEMS                           Shall have the meaning set forth in SECTION
                                   2.1.6 of EXHIBIT B.

REGULATION                         Shall mean any law, rule or regulation of any
                                   kind pertaining to delivery of healthcare services, ancillary services or any other matter.

RENEWAL TERM                       Shall have the meaning set forth in SECTION
                                   3.

REPORTS Shall mean any report to be delivered by Vendor under this Agreement.

RETAINED HARDWARE                  Shall have the meaning set forth in SECTION
                                   15(b).

RETAINED SOFTWARE                  Shall have the meaning set forth in SECTION
                                   14(b).

RETENTION BONUS                    Shall have the meaning set forth in SECTION
                                   5(c).

RETENTION BONUS PAYMENT            Shall have the meaning set forth in SECTION
                                   5(b).

SENIOR EXECUTIVES                  Shall have the meaning set forth in SECTION
                                   22(c).

SERVICE CREDITS                    Shall have the meaning set forth in EXHIBIT
                                   I.

SERVICE LEVELS                     Shall be those service levels to be
                                   maintained by Vendor as set forth in EXHIBIT
                                   H.

SERVICE LOCATIONS                  Shall be the facilities in Birmingham,
                                   Alabama and Glastonbury, Connecticut..



                                                                       Exhibit A

SERVICES                           Shall have the meaning set forth in SECTION
                                   1(a).

SERVICE RESOURCES                  Shall mean those service relationships
                                   described in Exhibit S.

SERVICES TRANSFER ASSISTANCE       Shall be those services set forth in EXHIBIT
                                   N.

SOFTWARE                           Shall have the meaning set forth in SECTION
                                   14(b).

TERM                               Shall be the Initial Term plus any Renewal
                                   Term.

THIRD PARTY AGREEMENTS             Shall mean the license, lease and service
                                   agreements between Customer and the
                                   applicable third party in connection with Retained Software, Retained Hardware,
                                   Transferred Software and Leased Hardware.

TRADE SECRET                       Shall have the meaning set forth in SECTION
                                   20(a).

TRANSFERRED SOFTWARE               Shall have the meaning set forth in SECTION
                                   14(b).

TRANSITION PLAN                    Shall have the meaning set forth in SECTION
                                   4.

VENDOR                             Shall be The TriZetto Group, Inc.

VENDOR PROVIDED HARDWARE           Shall have the meaning set forth in SECTION
                                   15(b).

VENDOR PROVIDED SOFTWARE           Shall have the meaning set forth in SECTION
                                   14(b).



                                                                       Exhibit A

                                   EXHIBIT B
                            DATA PROCESSING SERVICES


1.       INTRODUCTION

         This Exhibit B describes certain duties and responsibilities of Vendor (the "Services") as well as certain duties and responsibilities of Customer. The Services listed in this Exhibit B are in addition to Vendor's other duties and obligations under the Agreement.

2.       GENERAL SERVICES

         Beginning on the Commencement Date, Vendor shall be responsible for the operation, support and management of Customer's information technology operations group operations in Birmingham, Alabama and Glastonbury, Connecticut and Customer's business support groups for billing and managed care in Glastonbury, Connecticut (collectively, the "IT Operations Centers"), including without limitation, responsibility for maintaining proper and adequate facilities, equipment and supplies and establishing and maintaining an information technology operations population and a business support group population for billing and managed care, that in each case is properly trained and fully staffed and that shall include necessary management and support staff. The hours of operation shall be 24 hours per day, seven days per week. Additionally, Vendor shall coordinate with Customer's various internal and external service providers. Without limitation, the Services shall include those functions, responsibilities and tasks set forth in this Sections 2, 3, 4, 5 and 6 of this EXHIBIT B.

         2.1      IT OPERATIONS CENTERS

         This Section 2.1 of this Exhibit B describes the general IT Operations support Vendor shall be responsible for providing as part of the
         Services:

                  2.1.1    Operations

                  Vendor shall be responsible for daily job schedule execution, monitoring, backup/recovery operations and facility and equipment maintenance of all production and development computing platforms within the IT Operations Centers. These platforms include IBM - AIX and Windows based systems.

                  Vendor shall maintain and make available to Customer an operations calendar (the "Calendar") at all times. Vendor shall execute all backup/recovery tasks when scheduled in accordance with the Calendar.

                  2.1.2    Systems Software

                  Vendor shall be responsible for system software implementation and correction, patch management/change control, capacity planning, performance tuning, and second level problem resolution for all production systems, including, but not limited to, IBM-AIX and Windows based systems.



                                                                       Exhibit B

                  2.1.3    Desktop

                  Vendor shall be responsible for the support of the Corporate Common Office Environment. This includes support of Windows as the standard desktop operating system, Microsoft's SMS or other equal or better software product as the LAN software distribution tool, Microsoft Exchange to provide e-mail capabilities, Microsoft Internet Explorer as the standard web browser, and TCP/IP connectivity.

                  2.1.4    Network

                  Vendor's responsibilities in connection with the network infrastructure shall include monitoring of network components, problem isolation and resolution, optimizing data traffic performance, capacity planning, backup configuration and administration. The current network configurations include dial-up facilities, frame relay with fractional T-1 service, and frame relay with redundant SONET service. The hardware supported includes: Bay Network hubs and routers, Cisco routers, Adtran CSU/DSU, and Ethernet LAN interfaces. Network maintenance shall include routine disassociation tasks.

                  Vendor shall be responsible for the support of all network software components including Bay RS Version 12.x for the Bay Network Routers, Version 10.x for Cisco routers, and Netview as the network management tool.

                  2.1.5    Security

                  Vendor shall be responsible for the execution of Customer-defined security policies for all Customer computing systems. Vendor shall provide first-level support and administration of security changes and enhancements.

                  2.1.6    Problem Management

                  Vendor shall maintain a IT Operations Centers staff with necessary ability and skills to meet all Service Levels.

                  In managing Service Level failures and other problems and incidents arising in connection with or affecting Vendor's provision of the Services (collectively, "Problems"), Vendor shall at a minimum take the following actions:

                  (a) identify, record, track and correct issues impacting the delivery of the Services;

                  (b)   recognize recurring Problems;

                  (c) address procedural issues relating to Problem management; and

                  (d)   contain or reduce the impact of Problems that occur.

         2.2      DATA RETENTION SERVICES

         This Section 2.2 of this Exhibit B describes the data retention services Vendor shall be responsible for providing as part of the
         Services:



                                                                       Exhibit B

                  Vendor shall maintain all Customer Data and all Clinic Data in appropriate storage media compliant with regulatory requirements, during the Term and for a period of at least one
                  (1) year after the end of the Term. Vendor shall not remove or destroy any Customer Data or Clinic Data during such retention period.

         2.3      REPORT GENERATION SERVICES

         This Section 2.3 of this Exhibit B describes the report generation services Vendor shall be responsible for providing as part of the
         Services:

                  Vendor shall generate such reports as may be required under any applicable law, rule or regulation, or a requirement of any state or federal governmental regulator, or as may be reasonably requested by Customer or Customer's auditors. Such reports shall include, for example (but without limitation), any reports required in response to requests received from any representative of the Department of Health and Human Resources or the Office of the Comptroller General of the United States General Accounting Office.

         2.4      DISASSOCIATION SERVICES

         This Section 2.4 of this Exhibit B describes the Clinic disassociation services Vendor shall be responsible for providing as part of the
         Services:

                  Vendor will provide information technology support services reasonably required by each Clinic in connection with its disassociation from Customer, including but not limited to all normal disassociation and transition services that were provided by the Affected Employees prior to and as of the Effective Date of the Agreement. These services may also include, for example (but without limitation), support in discontinuing ancillary services that had been provided by Customer to the Clinic under an agreement between Customer and the Clinic, assistance to Customer during clinic value assessment and due diligence processes, and production of tangible products such as data extracts in specified formats using currently available media (i.e., tape drives, paper). An example of such services for one such Clinic is set forth on
                  Schedule 3 to this EXHIBIT B.

         2.5      CONVERSION SERVICES

         This Section 2.5 of this Exhibit B describes the data conversion services Vendor shall be responsible for providing as part of the
         Services:

                  Vendor shall provide support services reasonably required by any Clinic in converting from the information technology platform provided at the Service Locations to a different technology platform. These services will include, for example (but without limitation), the removal of Clinic Data from the Service Location platform, the discontinuation of other Services provided under this Agreement to the Clinic, the delivery of Clinic Data to the Clinic's new service provider in a reasonably acceptable format and medium.


                                                                       Exhibit B

         2.6      YEAR 2000 SERVICES

         This Section 2.6 of this Exhibit B describes the year 2000 services Vendor shall be responsible for providing as part of the Services:

                  Vendor shall test the software and hardware used by Vendor in performing the Services (the "Tested Assets") in accordance with the testing schedule attached hereto as Schedule 1 to this Exhibit B. Should such testing reveal that any Tested Asset is not year 2000 compliant (a "Non-Compliant Asset"), Vendor shall notify Customer of such non-compliance. Where the Non-Compliant Asset is not part of the Data Center Assets, as defined below, Vendor also shall provide Customer with an estimate of the costs of remediating the Non-Compliant Asset.

                  Unless Customer directs otherwise in response to such report, Vendor shall remediate each Non-Compliant Data Center Asset to ensure that the Non-Compliant Data Center Asset is made year 2000 compliant, and shall use its best efforts to remediate Non-Compliant Assets that are not Data Center Assets, to achieve year 2000 compliance. It is understood by Customer that the limited time available prior to December 31, 1999 precludes the ability of Vendor to guarantee that any of the Tested Assets that are not Data Center Assets can be made year 2000 compliant. Where the non-compliant status of a Tested Asset that is not a Data Center Asset is discovered prior to December 31, 1999, Customer shall bear the costs of remediating such Non-Compliant Asset (provided that the remediation services are the subject of an ASR and shall be performed at Vendor's rates for Additional Services set forth in Exhibit D). Vendor shall bear the costs of remediating any Tested Asset which is a Data Center Asset. Further, Vendor shall be responsible for the remediation costs of any Tested Asset where the non-compliant status is discovered after December 31, 1999.

                  For purposes of this Section 2.6 of this Exhibit B, Data Center Assets shall mean elements in Exhibit M--Hardware Rights and associated operating system and communications software.

         2.7      RESERVED

         2.8      TRAINING SERVICES

         This Section 2.8 of this Exhibit B describes the training services Vendor shall be responsible for providing as part of the Services:

                  Customer shall be provided access to routine Computer Based Training (CBT) courses.

         2.9      END-OF-PERIOD REPORTING

         This Section 2.9 of this Exhibit B describes the end-of-period reporting services that Vendor shall be responsible for providing as part of the Services:

                  Vendor shall be responsible for maintaining, supporting and executing routine end-of-period (month, quarter, annual) processes and reports.


                                                                       Exhibit B

         2.10     APPLICATION SERVICES GROUP

         This Section 2.10 of this Exhibit B describes the applications services group services Vendor shall be responsible for providing as part of the
         Services:

                  Vendor shall responsible for those tasks associated with applications supported and described in the "Applications" portion of Schedule 2 of this Exhibit B.

         2.11     DESKTOP SERVICES

         This Section 2.11 of this Exhibit B describes the desktop services Vendor shall be responsible for providing as part of the Services:

                  Vendor shall responsible for those tasks associated with desktop services described in the "Desktop" portion of
                  Schedule 2 of this Exhibit B.

         2.12     HELP DESK SERVICES

         This Section 2.12 of this Exhibit B describes the help desk services Vendor shall be responsible for providing as part of the Services:

                  Vendor shall responsible for those tasks associated with help desk services described in the "Help Desk Services" portion of
                  Schedule 2 of this Exhibit B.

         2.13     SYSTEM SOFTWARE

         This Section 2.13 of this Exhibit B describes the system software services Vendor shall be responsible for providing as part of the
         Services:

                  Vendor shall responsible for those tasks associated with the systems support described in the "Technical Services" portion of Schedule 2 of this Exhibit B.

         2.14     INTERNET ACCESS

         This Section 2.14 of this Exhibit B describes the Internet access services Vendor shall be responsible for providing as part of the
         Services:

                  Vendor shall responsible for those tasks associated with the Internet services described in the "Internet Services" portion of Schedule 2 of this Exhibit B.] In addition, Vendor shall be responsible for providing access to the Internet at no additional cost to Customer's California operations.

         2.15     CUBS SOFTWARE

         This Section 2.15 of this Exhibit B describes the CUBS application services Vendor shall be responsible for providing as part of the
         Services:

                  Vendor shall responsible for those tasks associated with the CUBS application services described in the "CUBS" portion of
                  Schedule 2 of this Exhibit B. Vendor's obligation to perform at no additional cost one thousand (1000) hours



                                                                       Exhibit B
                  of "Cubs Support" shall be applicable to new (i.e., arising after the Effective Date of the Agreement) interface services only.

         2.16     HUBS AND ROUTERS

         This Section 2.16 of this Exhibit B describes the hubs and router services Vendor shall be responsible for providing as part of the
         Services:

                  Vendor shall provide all services associated with maintaining connectivity to and through existing hubs and routers for locations existing as of the Effective Date.

3.       CLINIC SERVICES

         In addition to the services described in this Exhibit B and the Agreement which are applicable to the Clinics, Vendor shall provide as "Clinic Services" the Services which are identified on the service matrix set forth on SCHEDULE C. Descriptions of the Services identified on SCHEDULE C are attached as Schedule 2 to this Exhibit B.

4.       CORPORATE SERVICES

         Corporate Services shall be those Services set forth in the Agreement and in Section 2 of this Exhibit B which are applicable to Customer, as well as the "Business Services" portion of Schedule 2 of this Exhibit
         B and those additional services which are identified on the service matrix set forth on SCHEDULE C and described on Schedule 2 to this Exhibit B.

5.       CAREMARK SERVICES

         Caremark Services shall be those Services set forth in the Agreement and in Section 2 of this Exhibit B which are applicable to Caremark, as well as the "Business Services" portion of Schedule 2 of this Exhibit B and those additional services which are identified on the service matrix set forth on SCHEDULE C and described on Schedule 2 to this Exhibit B.


                                                                       Exhibit B

                                    EXHIBIT B

[Schedules 1, 2 and 3 omitted pursuant to Regulation S-K, Item 601(b)(2) of the Securities Act of 1933, as amended. Schedule 1 contains reports regarding the TriZetto's Year 2000 testing and compliance efforts. Schedule 2 contains descriptions of TriZetto's services. Schedule 3 contains a list of TriZetto employees. TriZetto hereby agrees to furnish supplementally a copy of these omitted schedules as requested by the Securities and Exchange Commission.]

                                    EXHIBIT C
                                 SERVICE MATRIX

[Schedule 1 omitted pursuant to Regulation S-K, Item 601(b)(2) of the Securities Act of 1933, as amended. Schedule 1 contains a table listing the services TriZetto shall perform for each clinic assumed under this Agreement. TriZetto hereby agrees to furnish supplementally a copy of these omitted schedules as requested by the Securities and Exchange Commission.]

                                    EXHIBIT D
                               ADDITIONAL SERVICES

         From time to time during the Term, Customer may request Vendor to perform certain Additional Services at the rates set forth in Section II of this EXHIBIT D (the "Additional Services"); provided, however, that Vendor and Customer shall first execute an Additional Services Request ("ASR") applicable to such Additional Services. ASR's will, in all cases, have a detailed description of the work being requested, a firm estimate of cost and resource usage, and other pertinent information required for its approval by Customer.

I.       ADDITIONAL SERVICES

         The Additional Services to be provided by Vendor at Customer's request shall include the following (without limitation):

1.       DISASSOCIATION SERVICES

         Routine Clinic disassociation and transition services are provided as part of the Services, as set forth in the Agreement and SECTION 2.4 of EXHIBIT
B. Additional Services will include (a) projects such as conversions and new reports or extracts demanding a substantial amount of work (above forty (40) hours per project); and (b) special requests from Clinics or a third party prior to the close of any deal that requires a substantial amount of work (above forty
(40) hours per project).

2.       SPECIAL REPORTING REQUESTS

         Additional Services will include requests for new, non-standard month-end reports.

3.       DATA ENTRY SERVICES

         Additional Services will include requests for data entry other than routine file maintenance.

4.       FINANCIAL SYSTEMS CONVERSIONS

         Routine conversion services are provided as part of the Services, as set forth in the Agreement and SECTION 2.5 of EXHIBIT B. Additional Services will include major conversion services required to assist Clinics with the design and implementation of an alternate support environment when the decision to implement such new environment is made by Customer; provided, however, that such services shall be billed to the applicable Clinic or to a third party, and not to Customer.

5.       CUSTOM INTERFACES AND EXTRACTS

         Additional Services will include requests for custom interfaces and extracts which demand a substantial amount of work (above forty (40) hours per project) other than the CUBS interface work described in SECTION 2.15 of EXHIBIT B.

6.       NETWORK SERVICES

         Routine network services are provided as part of the Services, as set forth in the Agreement and SECTION 2.1.4 of EXHIBIT B. Additional Services will include (a) network re-engineering at the local Clinic level which demand more than twenty-four (24) hours per project, (b) requests for new network technology or services, (c) web site or Internet development services directly requested by the Clinics, and (d) systems build-out at the local Clinic level.

7.       TRAINING

         Routine training services to Customer are provided as part of the Services, as set forth in the Agreement and SECTION 2.8 of EXHIBIT B. Additional Services will include training requests requiring classroom training or Clinic on-site education.

8.       MONTH-END SERVICES

         Routine end of period (month, quarter, annual) services are provided as part of the Services, as set forth in the Agreement and SECTION 2.9 of EXHIBIT
B. Additional Services include requests from Clinics to process, balance and close non-Customer books and to generate and distribute associated reports.

9.       HUBS AND ROUTERS

         Routine hub and router services required to ensure connectivity to and through existing Clinic locations are provided as part of the Services, as set forth in the Agreement and SECTION 2.16 of EXHIBIT B. Additional Services include services to establish connectivity to new Clinic locations.

10.      CLINIC HARDWARE AND SOFTWARE

         Additional Services include requests for installation, maintenance and remediation of hardware and software at the location of any Clinic.

II.      RATES

         Vendor shall perform the Additional Services as described in this Exhibit at the following rates:


STAFF LEVEL                                       HOURLY RATE ($)
-----------                                       ---------------
Documentation Specialist                                [*]
Installation Manager                                    [*]
Account Manager                                         [*]
Programming/Work Orders                                 [*]
Technical Architect                                     [*]
System Programmer                                       [*]
Group Practice Consultant                               [*]
Managed Care Consultant                                 [*]
Project Manager                                         [*]
Management Consultant - VIO                             [*]
Strategic Consultant                                    [*]




[*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The rates set forth above may be increased on [*] by no more than [*] if Vendor's cost of delivering such Additional Services has increased proportionately.



Positions not specified above will be billed to Customer at no greater than [*] margin above fully loaded cost [*].





[*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT E
                                TRANSITION PLAN



         Vendor and Customer will execute the following Transition Plan to ensure that the functions being transferred to Vendor from Customer do not suffer performance downturns.

Transition Plan

         The Transition Plan will be executed beginning on the Effective Date and will be completed no later than July 1, 1999. The Transition Plan shall include the following elements:

         1.       PREPARATION FOR TRANSITION OF AFFECTED EMPLOYEES

                  Vendor and Customer shall cooperate together in preparing for the transition of Affected Employees to Vendor, including without limitation the performance of the following tasks:

                  (a)     Identification of Affected Employees
                  (b)     Definition of organization going forward
                  (c)     Development of predictable questions
                  (d) Pre-announcement of transition to staff; Question and Answer sessions
                  (e)     Resolution of key issues; and
                  (f)     Preparation of employee transition packages.

         2.       COMPLETION OF CONTRACT ISSUES

                  Vendor and Customer shall cooperate together in resolving open issues in connection with the Agreement, including without limitation the performance of the following tasks:

                  (a)     Execution of Agreement;
                  (b)     Development of list of open items;
                  (c)     Assignment of deadlines for open issue resolution;
                  (d)     External announcement (if appropriate);
                  (e)     Internal announcements; and
                  (f)     Announcements to Clinics.

         3.       EXECUTION OF AFFECTED EMPLOYEE TRANSITION

                  Vendor shall perform the following tasks, without limitation, in connection with transition of the Affected Employees to Vendor:

                  (a)     Deliver employee transition packages; and
                  (b)     Execute formal transition of Affected Employees.

         4.       ACTIVATION OF GOVERNING BODIES

                  Vendor and Customer shall cooperate together in activating the appointment of the managers of the relationship between the Parties, including without limitation the performance of the following tasks:

                  (a)     Appointment of the Management Committee;
                  (b) Appointment of the Vendor Account Manager and Customer Account Manager;
                  (c)     Establishment of a meeting schedule; and



                                                                       Exhibit E

                  (d)     Schedule and hold first Management Committee meeting.

         5.       DEFINITION OF REPORTING PACKAGE

                  Vendor shall create the Reports required under the Agreement, including without limitation the performance of the following tasks:

                  (a)     Definition of performance elements;
                  (b)     Development of data collection processes;
                  (c)     Development of reporting formats; and
                  (d)     Assignment of reporting accountabilities.

         6.       DEVELOPMENT OF BILLING PROCESS

                  Vendor shall develop the billing process requirements, including without limitation the performance of the following tasks:
                  (a)     Establishment of the billing process;
                  (b) Development of appropriate financial system support structure;
                  (c)     Development of invoice timing, elements and format
                  (d)     Development of first and second pro-formas; and
                  (e)     Adjustment of above elements.

         7.       TRANSITION PROCESS MONITORING

                  Vendor and Customer shall cooperate together in monitoring issues in connection with the transition of the Affected Employees to Vendor, including without limitation the performance of the following tasks:

                  (a)     Establishment of weekly monitoring meeting;
                  (b)     Develop process for identifying issues;
                  (c)     Develop resolutions, definitions and clarifications.

         8.       ACHIEVE "STEADY STATE"

                  Vendor and Customer shall cooperate together to achieve a "steady state" for the performance of the Services, including without limitation the performance of the following tasks:

                  (a)     Development of measurements and goals;
                  (b) Definition of processes and procedures to achieve steady state;
                  (c) Successfully resolve the first two performance reporting periods;
                  (d)     Successfully resolve the first two invoices;
                  (e)     Sign-off on resolution of Agreement open-issue list;
                  (f)     Poll user base/Customer on performance;
                  (g)     Adjust relationship as necessary;
                  (h)     Achieve steady state;
                  (i)     Sign-off on transition.

         9.       ADDITIONAL CUSTOMER RESPONSIBILITIES

                  Additionally, Customer shall reasonably cooperate in providing information required to facilitate the execution of the Transition Plan by Vendor.


                                                                       Exhibit E

                                    EXHIBIT F
                                     BONUSES

         Vendor shall pay Retention Bonuses to those Affected Employees eligible to receive such bonuses under SECTION 5(c) of the Agreement in the amounts set forth in a memorandum from Vendor to Customer.








                                                                      Exhibit F

                                    EXHIBIT G
                                  KEY EMPLOYEES



         The following Affected Employees shall be considered Key Employees for the purposes of this Agreement:

1.              [*]
2.              [*]
3.              [*]
4.              [*]
5.              [*]
6.              [*]
7.              [*]
8.              [*]
9.              [*]
10.             [*]
11.             [*]
12.             [*]
13.             [*]
14.             [*]
15.             [*]
16.             [*]
17.             [*]





[*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT H
                            SERVICE LEVEL AGREEMENTS


I.       SERVICE LEVELS

         Vendor will provide the Services at the levels indicated in the Agreement and in this Exhibit H (collectively, the "Service Levels").

A.       HOST SYSTEM AVAILABILITY

1. Overall Availability. Vendor shall be responsible for ensuring the host systems will be available not less than [*] of the time, [*] hours a day, [*] days a week. Host system availability shall be recorded by the Vendor through the use of an Availability Log. The Availability Log will show the times from the recognition of a system outage until the time the system has been restored. Host System Availability is the primary service level and is not subordinate to any other service categories.

2. Online Processing. Vendor shall be responsible for ensuring that the [*] online systems will be available not less than [*] of the time, [*]. Vendor will be permitted reasonable time (no more than [*] elapsed from system available to system available) to effect maintenance on equipment [*]. This activity will be planned and communicated to Customer's Account Manager no less that [*] in advance of projected downtime.

3. Batch Processing. Vendor shall be responsible for ensuring that all production batch systems will be available not less than [*] of the time during After Normal Business Hours ([*].) Vendor will be permitted reasonable time (no more than [*] elapsed from system available to system available) to effect maintenance on equipment one Sunday per month. This activity will be planned and communicated to Customer's Account Manager no less that [*] in advance of projected downtime.

B.       NETWORK AVAILABILITY.

1. Data Center Local Area Network. Vendor shall be responsible for ensuring the Local Area Network within the Data Center is available not less than [*] of the time, [*].

2. Wide Area Network. Vendor shall be responsible for ensuring the Wide Area Network is available not less than [*] of the time, [*].

3. Dial-Up Connectivity. Vendor shall be responsible for ensuring dial-up connectivity between the customer and the Data Center is available not less than [*] of the time, [*].

4. Customer Local Area Network. Vendor shall have responsibility supporting the customer local area network at the [*] and at clinics normally supported through staff affected by this transaction. Vendor shall ensure that the Local Area Networks included are available not less than [*] of the time, [*].

C.       HUMAN RESOURCE AVAILABILITY.

1. Emergency Support. Vendor shall be responsible for ensuring adequate people resources are available to support [*] requests not less than [*] of the time, [*].

2. Non-Emergency Support. Vendor shall be responsible for ensuring adequate people resources are available to support non-Priority 1 request not less than [*] of the time, during Normal Business Hours [*].

PRIORITY 1 requests are defined as those events associated with a key system failure to a business function or location. This category is characterized by the following:
-  Issues that keep The Client from operating their business
-  Have a large detrimental impact on the business
-  No alternative work around exists.

All other failures are categorized as non-emergency.

D. CUSTOMER SERVICE HELP DESK.

         1. SERVICE REQUESTS. Vendor shall be responsible for ensuring that all requests will be prioritized and addressed according to the following priorities without limitation.

a) Priority 1: Urgent/Emergency. These events are of the most critical nature and of the highest priority. This category is characterized by the following:
         -  Issues that keep The Client form operating their business
         -  Have a large detrimental impact on the business
         -  No alternative work around exists.

         The technical support staff will work continuously, [*], until the issue is resolved. Follow-up calls will be made every [*] until issue is resolved.

b) Priority 2: High. These issues have a negative impact upon a large business function. This category is characterized by the following:
         - Issues that significantly impact the normal conduct of Client business
         - Temporary workaround is a reasonable option.

         Vendor will make a best effort to resolve these issues within [*] Updates to customer will be given [*].

c) Priority 3: Medium. These issues have narrow functional limitations and situations that do not currently impair the customer's business activities. These issues are characterized by the following:
         - Impaired function is limited in scope but used daily
         - Temporary workaround is a reasonable option.
         - Vendor will meet to assign work priority.

d) Priority 4: Low. These issues involve functions within the system that do not negatively impact daily operations. These issues are characterized by the following:
         - Issues that are cosmetic in nature
         - Infrequent occurrence
         - Intermittent function.

   2. RESPONSE AND RESOLUTION TIMES. Based on the priority of the problem, Vendor shall be responsible for ensuring that the following response and resolution times are adhered to:

                     MAXIMUM           MAXIMUM RESOLUTION         SERVICE LEVEL
PRIORITY             RESPONSE TIME     TIME                       TARGETS
1-Urgent/Emergency       [*]                   [*]                     [*]
2-High                   [*]                   [*]                     [*]
3-Medium                 [*]                   [*]                     [*]
4-Low                    [*]                   [*]                     [*]

         NOTE: ONE BUSINESS DAY = 7:00 A.M. CENTRAL TIME - 6:00 P.M. CENTRAL TIME, OR 11 HOURS.

II.      MINIMUM PERFORMANCE LEVEL

         The Minimum Performance Level shall be [*] overall host system availability (as described above in Section I.A.1 of this Exhibit H), measured over the period of any [*].






[*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                       EXHIBIT H

                                    EXHIBIT I
                                 SERVICE CREDITS

I.       SERVICE CREDITS

         Vendor shall provide to Customer certain service credits ("Service Credits") for breach of any of the Service Levels set forth in this EXHIBIT I. Service Credits for each of the associated Service Levels will be totaled for the month in which they are incurred (the "Measurement Month") and will be deducted from the invoice for the month following the Measurement Month. Vendor shall pay to Customer any Service Credits that have accumulated as of the termination of this Agreement within [*] days after such date.

II.      CALCULATION OF SERVICE CREDITS

         Service Credits shall be calculated by first compiling the performance data for each associated Service Level and calculating a [*] Month (the "Performance Result"). Any negative deviation from the target percentage will be calculated and a Service Credit will be calculated in accordance with the following table for each of [*] that the Performance Result is less than the target percentage.



                  HIERARCHY                    SERVICE CREDIT
                  ---------                    --------------
                  [*]                                 [*]

                  [*]                                 [*]

                  [*]                                 [*]

                  [*]                                 [*]

                  [*]                                 [*]

                  [*]                                 [*]

III.     SERVICE CREDIT GRACE PERIOD.

Vendor and Customer agree that no Service Credits shall be charged for Services performed in [*].


[*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT J
                          PRICING SCHEDULE FOR SERVICES



This Exhibit J contains three elements, as follows:

I.   Monthly Invoice Process

II.  Ramp-down Calculations

     -  Schedule 1
     -  Schedule 2

III. Sample Monthly Invoice

I.   MONTHLY INVOICE PROCESS

The following process will be followed in order to generate a monthly bill.

A       FULL SERVICE PORTION

     1  [*]
     2  [*]
     3  [*]
     4  [*]
     5  [*]

B       INFRASTRUCTURE PORTION

     1  [*]
     2  [*]
     3  [*]
     4  [*]

C       SAP PORTION

     1  [*]
     2  [*]
     3  [*]
     4  [*]

D       Sum A + B + C = Total Monthly Recurring Services Charges

E       [*]

F       [*]

G       [*]

H       [*]

I       [*]

J       Sum E + F + G + H + I = Total Invoice Amount submitted for approval

K All monthly invoices will be in the form of the "Sample Monthly Invoice" attached to this Exhibit J.


[*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  MEDPARTNERS - TRIZETTO OUTSOURCING FINANCIALS


                             RAMP DOWN CALCULATIONS

                       FULL SERVICE, INFRASTRUCTURE & SAP

         [Schedule Ramp Down Calculations omitted pursuant to Regulation S-K,
         Item 601(b)(2) of the Securities Act of 1933, as amended. This Schedule contains calculations for computing certain ramp down values for full service sites and physicians. TriZetto hereby agrees to furnish supplementally a copy of these omitted schedules as requested by the Securities and Exchange Commission.]


CONFIDENTIAL, COVER

                                                                       Exhibit K


                                    EXHIBIT K
                             CHANGE CONTROL PROCESS

Within [*] days after the Effective Date and for the remainder of the Term, the Parties shall define, establish, implement, document and maintain a change control process for activities, processes, provisions and operations under this Agreement and to evolve the Services (the "Change Control Process"). The purposes and objectives of the Change Control Process are (i) to review each request for a change to this Agreement and the Services to determine whether such change is appropriate (a "Change Request"), (ii) to determine whether such change is within the scope of the Services or constitutes an Additional Service,
(iii) to prioritize all Change Requests, (iv) to minimize the risk of exceeding both time and cost estimates associated with the requested changes by identifying, documenting, quantifying, controlling, managing and communicating requested changes and their disposition and as applicable, implementation; and
(v) to identify the different roles, responsibilities and actions that shall be assumed and taken by the Parties to define and implement the changes to the Services and to this Agreement.

The Change Control Review Team, chaired by the Customer and Vendor Account Managers or their respective designees, shall be the focal point for all Change Requests and shall be responsible for promptly and diligently effecting the activities set forth above in this Change Control Process with respect to each Change Request.


The Change Control Process shall include, at a minimum:

         (a) Changes to this Agreement and Services may be requested by either Party. Since a change may affect the price, schedule or other terms, both the Customer and Vendor Account Managers must review and approve, in writing, each Change Request before any Change Request is implemented.

         (b) The Party proposing a Change Request will write a Change Request Form ("CRF"), describing the change, the rationale for the change and the anticipated effect that change will have, if completed, or the anticipated impact it will have, if rejected, on this Agreement and/or the Services.

         (c) Customer's or Vendor's representative, as appropriate, will review the proposed Change Request. If accepted, the CRF will be submitted to the other Party for review. If rejected, the CRF will be returned to the originator along with the reason for rejection.

         (d) Customer's and Vendor's representatives will weigh the merits of the proposed Change Request and will decide whether further study of the Change Request is in order. Approval of a CRF proposed by Customer for further study constitutes authorization by Customer for Vendor to proceed to investigate the CRF and invoice Customer for such costs incurred by Vendor in such activity. Approval of a CRF proposed by Vendor for further study constitutes authorization by the Parties to further investigate and study the Change Request without charge to Customer.



[*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                       EXHIBIT K

         (e) Vendor will present the results of the study to the Customer Account Manager detailing the technical merits, effects on price, schedule, and impact on other terms, conditions and modifications that will result from implementation of the proposed Change Request. The Customer Account Manager shall then either approve or reject the Change Request.

         (f) Each approved Change Request will be implemented through a written change authorization and this Agreement will be updated to reflect the changes in scope, price or terms and conditions, as appropriate.






                                                                       EXHIBIT K

                                    EXHIBIT L



[Schedule 1 of Exhibit L omitted pursuant to Regulation S-K, Item 601(b)(2) of The Securities Act of 1933, as amended. Schedule 1 identifies the software used by TriZetto for the purposes of this Agreement. TriZetto hereby agrees to furnish supplementally a copy of these omitted schedules as requested by the Securities and Exchange Commission.]

                                    EXHIBIT M
                                 HARDWARE RIGHTS


I.       INTRODUCTION

         This Exhibit M and the Schedules hereto describe the arrangements of the Parties in connection with the Hardware.

II.      OWNED HARDWARE

         The hardware and equipment that are being transferred to Customer pursuant to the Business Unit Asset Purchase Agreement (the "Owned Hardware") are identified on Schedule 1 which is attached to this Exhibit M.

III.     RETAINED HARDWARE; LEASED HARDWARE

         This Section III of this Exhibit M describes the arrangements of the Parties in connection with Hardware which is leased by Customer.

         The following equipment, leased by Customer from DVI Financial Services, account numbers [*] respectively, shall be considered "Leased Hardware" for which Vendor shall assume (in accordance with the procedures provided for in Section 15 of the Agreement) the applicable leases: [*].

         In addition, the following equipment, leased by Customer from [*], account number [*], shall be considered "Leased Hardware" for which Vendor shall assume (in accordance with the procedures provided for in Section 15 of the Agreement) the applicable lease: [*].

         The Bay Networks equipment listed on Schedule 2 to this Exhibit M is leased by Customer under a lease from [*], account number [*], which expires [*]. For the period from the Effective Date until [*], such equipment shall be "Retained Hardware" for which Customer shall be responsible for the lease payments. Upon the expiration of such lease on [*], Vendor shall either (1) purchase, at Vendor's expense, the equipment from [*], or (2) enter into a separate lease or purchase agreement with [*] or a third party for such equipment or equivalent or better equipment, under which Vendor shall be responsible for the lease or purchase payments. In either case, the equipment shall then become "Vendor Provided Hardware".

         The Bay Networks equipment listed on Schedule 3 to this Exhibit M is leased by Customer under a lease from [*], account number [*], which expires [*]. For the period from the Effective Date until [*], such equipment shall be "Retained Hardware" for which Customer shall be responsible for the lease payments; provided, however, that Vendor shall reimburse Customer [*] for such lease payments. Upon the expiration of such lease on [*], Vendor shall either
(1) purchase, at Vendor's expense, the equipment from [*], or (2) enter into a separate lease or purchase agreement with [*] or another third party for such equipment or equivalent or better equipment, under which Vendor shall be responsible for the lease or purchase payments. In either case, the equipment shall then become "Vendor Provided Hardware".




[*] Confidential portions omitted and filed separately with the Securities and Exchange Commission.

IV.      VENDOR PROVIDED HARDWARE

         Vendor will not provide any "Vendor Provided Hardware" as of the time of the Effective Date.

                                   EXHIBIT M
                                   SCHEDULE 1


[Schedule 1 of Exhibit M omitted pursuant to Regulation S-K, Item 601(b)(2) of The Securities Act of 1933, as amended. Schedule 1 is a list of fixtures and equipment from MedPartner's Glastonbury office. TriZetto hereby agrees to furnish supplementally a copy of these omitted schedules as requested by the Securities and Exchange Commission.]

                                    EXHIBIT N
                         SERVICES TRANSITION ASSISTANCE

I.         OVERVIEW

           Upon the termination or expiration of this Agreement, Vendor shall provide at Customer's request the services described in this EXHIBIT N to assist Customer in bringing the Services back in-house or transferring the Services to another provider.

II.        CONTINUED OPERATION

Vendor will continue to provide the Services in accordance with the terms and conditions of the Agreement for a period of up to [*] days at Customer's request after the termination or expiration of this Agreement.

III.       DATA MANAGEMENT

           Vendor shall return or transfer the Customer Data and the Clinic Data at no cost in accordance with the Agreement and EXHIBIT B.

IV.        TRANSITION SERVICES

           Vendor shall provide any of the following additional transition services requested by Customer at the rates set forth in EXHIBIT D:

           1.        Transition planning;
           2.        Current operation assessment;
           3.        Software inventory;
           4.        Hardware inventory;
           5.        Contract review;
           6.        Lease review;
           7.        Transition plan development; and
           8.        Coordination and implementation assistance.

[*] Confidential portions omitted
and filed separately with the
Securities and Exchange Commission.




                                                                       Exhibit N

                                    EXHIBIT O
                               REPORTING TEMPLATES


[Schedule 1 of Exhibit O omitted pursuant to Regulation S-K, Item 601(b)(2) of The Securities Act of 1933, as amended. Schedule 1 contains forms of reporting templates. TriZetto hereby agrees to furnish supplementally a copy of these omitted schedules as requested by the Securities and Exchange Commission.]

                                    EXHIBIT P
                             DISASTER RECOVERY PLAN

           Vendor and Customer agree that the Disaster Recovery Plan to be provided by Vendor to Customer under SECTION 17 of the Agreement shall include each of the elements set forth in this EXHIBIT P, in detail reasonably satisfactory to Customer:

I.       REDUNDANT SERVICE CAPABILITY

The Disaster Recovery Plan shall include redundant service capability to provide Services in the event of a disaster which would cause Vendor's physical or system facilities to become inoperative. Such redundant service capability will provide, at a minimum:

(a) Backup copies of all Customer Data delivered [*] to off-site, secured storage area for use in the event of a disaster;

(b) The ability, in the event of a disaster that incapacitates Vendor's data center operations, to completely recreate Services, with backed up data, within [*] hours at a remote facility.

(c) Backup telecommunications services in place which will allow dial-in access to the remote facility;

(d) Operation of the remote facility in conjunction with Vendor personnel to recreate Services in conformance with the Standards set forth in this Agreement.

(e) Customer may provide, at Customer's option and expense, qualified individuals to assist Vendor, at Vendor's direction, in the event of a disaster which causes Vendor's physical or system facilities to become inoperative.

(f) Vendor will perform tests of its disaster recovery service capability at least once during every six (6) month period, and will allow Customer to participate, at Customer's option and expense and at Vendor's direction, in such testing process. Vendor will provide Customer with the results of such test.

II.      EXECUTION

In the event of significant disruption to, or interruption of Services which impairs Vendor's ability to provide the Services to Customer (including, without limitation, Critical Disruptions), Vendor will initiate, in whole or part, the specific sections of its disaster recovery plan associated with restoring the interrupted capability. The plan shall provide for the re-activation of service capability from a stand-by, hot production site [*]. Vendor currently subscribes to the [*] unit of [*], and is contracted to utilize their [*] data center as the designated hot site for Vendor's [*] platforms. Other data center or system platforms may be subscribed to alternate [*] locations. Vendor's plan provides for the documentation of all current information technology infrastructure, business unit impact analysis, disaster activation steps, recovery activity and periodic plan testing.

A. PREPARATION/TESTING

The Disaster Recovery Plan will include the following elements:

1. SITE ASSESSMENT. For each data center, Vendor performs a disaster risk assessment and hardware inventory to ensure that appropriate preventive measures have been taken and that the environmental support systems at each site appropriately minimize the potential for service outages. Vendor will establish hardware maintenance contracts wherever they are deemed appropriate to ensure risk exposure kept acceptable low.

2. INPUT FROM CUSTOMER. Vendor will meet with and request input from business unit representatives to assess their tolerance and sensitivity to service interruption. This assessment will be performed on an individual software application basis and which may result in the initiation of application specific recovery efforts that vary in scope or recovery timeframes. The assessment deliverable will be an acceptance/acknowledgement of the specific recovery timelines and any service level changes associated with the disaster scenario.

3. PLATFORM SPECIFIC RECOVERY PLANS. Vendor will establish CPU hardware/equipment recovery procedures for each in-scope processing platform.

4. JOINT DISASTER RECOVERY COORDINATION TEAM. Vendor will establish a Disaster Recovery Coordination Team (DRCT) with the Customer whose responsibility it will be to participate in the evaluation of severe service degradations or interruptions for scope/magnitude in order to ensure the most appropriate service restoration plan is initiated.

5. SEMI-ANNUAL TEST. Vendor will perform [*] of its disaster recovery plan including the verification of service capability from the hot site. Vendor will allow Customer to participate, at Customer's option and expense and at Vendor's direction, in such testing process. Vendor will provide Customer with the results of such tests.

6. [*] TAPE BACKUPS. As documented elsewhere, system and data file backups are taken daily and rotated to an offsite storage location by ARCUS data security. Vendor will review the frequency and tape cycling activity, as well as the pertinent regulatory archival requirements to ensure that all potential data restoration needs can be met.

7. CONNECTIVITY CONTINGENCY PLAN. Vendor will network connectivity plans to ensure redundant data circuits where necessary. Contracts [*] or other carriers have been established to procure emergency network data circuits from designated clinic sites to the pre-designated hot site(s).

B.  DISASTER RECOVERY.

Vendor's disaster recovery plan includes the following steps.

1. DAMAGE ASSESSMENT. Upon notice of a major event seriously degrading or disabling a data center, Vendor will convene the Disaster Recovery Coordination Team to rapidly assess damage and determine whether to declare a disaster and invoke efforts to move operations to the [*]. Key decision criteria include:

    a. [*]
    b. [*]
    c. [*]
    d. [*]

2.  INITIATION OF MOVE TO HOT SITE.

    a. First alert notification, IT management
    b. Notify business unit personnel
    c. Activate [*] "Declared Disaster" notification
    d. Notification to [*] security to release backup data tapes. [*] responds within [*] minutes and activates [*].

3. MOVE KEY PERSONNEL TO HOT SITE. Also using [*] key personnel will move immediately to the hot site to begin configuration of hot site.

4. ACTIVATION OF DATA CIRCUITS. Notify [*] or other affected carriers of disaster plan initiation to temporarily re-home data circuits from clinic sites to hot site.

5. INSTALLATION OF KEY APPLICATIONS. Using [*] re-installed hardware and emergency vendor supplied equipment, Vendor installs appropriate processing environmental on hosts.

6.  CONFIGURATION OF SERVERS AND MAINFRAMES.

7.  TESTING AT HOT SITE.

    a. Data circuits, router-to-router
    b. Application testing
    c. Configuration testing

8.  USER TESTING

    a. Unit testing
    b. Acceptance testing

9.  GO-LIVE

    a. Recover business functions
    b. Recover administration functions
    c. Report to Customer on service levels

10. PLAN FOR RESTORATION OF DATA CENTER



[*] Confidential portions omitted
and filed separately with the
Securities and Exchange Commission.














                                                                       Exhibit P

                                    EXHIBIT Q
                                    INSURANCE

        During the Term of this Agreement Vendor shall maintain and keep in force, at its own expense, the following minimum insurance coverages and minimum limits set forth on this Insurance Exhibit and as otherwise mutually agreed to between Customer and Vendor:

        (a) workers' compensation insurance, with statutory limits as required by the various laws and regulations applicable to the employees of Vendor or any Vendor contractor or subcontractor;

        (b) employees liability insurance, for employee bodily injuries and deaths, with a limit of [*] each accident;

        (c) comprehensive or commercial general liability insurance, covering claims for bodily injury, death and property damage, including premises and operations, independent contractors, products, services and completed operations (as applicable to the Services), personal injury, contractual, and broad-form property damage liability coverages, in an amount not less than [*];

        (d) comprehensive automobile liability insurance, covering owned, non-owned and hired vehicles, with limits as follows (1) combined single limit of [*] for bodily injury, death and property damage per occurrence; or (2) split liability limits of
                (i) [*] for bodily injury per person; (ii) [*] for bodily injury per occurrence; and (iii) [*] for property damage; and

        (e) all-risk property insurance, on a replacement cost basis, covering the real and personal property of Vendor which Vendor is obligated to insure by this Agreement. Such real and personal property may include buildings, equipment, furniture, fixtures and supply inventory.

All such policies of insurance of Vendor and its contractors and subcontractors shall provide that the same shall not be canceled nor the coverage modified nor the limits changed without first giving thirty (30) days prior written notice thereof to Customer. No such cancellation, modification or change shall affect Vendor's obligation to maintain the insurance coverages required by this Agreement. Except for workers' compensation insurance, Customer shall be named as an additional insured and loss payee on all such required policies. Vendor shall be responsible for payment of any and all deductibles from insured claims under its policies of insurance.

The coverage afforded under any insurance policy obtained by Vendor pursuant to this Agreement shall be primary coverage regardless of whether or not Customer has similar coverage. Vendor and its contractors and subcontractors shall not perform under this Agreement without the prerequisite insurance. Upon Customer's request, Vendor shall provide Customer with certificates of such insurance including renewals thereof. Unless previously agreed to in writing by Customer, Vendor's contractors and subcontractors shall comply with the insurance requirements herein.

                                                                       Exhibit Q
[*] Confidential portions omitted
and filed separately with the
Securities and Exchange Commission.

The minimum limits of coverage required by this Agreement may be satisfied by a combination of primary and excess or umbrella insurance policies. If Vendor or its contractors or subcontractors shall fail to comply with any of the insurance requirements herein, upon written notice to Vendor by Customer and a ten (10) day cure period, Customer may, without any obligation to do so, procure such insurance and Vendor shall pay Customer the cost thereof. The maintenance of the insurance coverages required under this Agreement shall in no way operate to limit the liability of Vendor to Customer under the provisions of this Agreement.

The parties do not intend to shift all risk of loss to insurance. The naming of Customer as an additional insured or loss payee is not intended to be a limitation of Vendor's liability and shall in no event be deemed to, or serve to, limit Vendor's liability to Customer to available insurance coverage or to the policy limits, nor to limit Customer's rights to exercise any and all remedies available to Customer under contract, at law or in equity.

                                    EXHIBIT R
                                EXCLUDED EXPENSES


           This EXHIBIT R sets forth the financial responsibility for the following expenses, which the Parties acknowledge may not represent a complete list of all expenses for which financial responsibility must be allocated. Where Customer is to assume responsibility for the expense, the charges are not included in the Monthly Services Charge and shall be payable by Customer or reimbursable to Vendor as agreed to by the Parties.

           A. Hubs and Routers: Lease and maintenance charges for hubs and routers located at the Clinics will be the responsibility of [*]; these costs will [*].

           B. Telecommunications Costs: Telecommunications costs for both voice and data will be appropriately allocated between [*]. These costs include frame relay, local and long distance and data circuits. Charges for the Sonet Ring shall be allocated between [*] based upon usage.

           C. EDI Claim Submission: EDI Claim submission costs which are currently passed through to the Clinics will [*]. These costs include, but are not limited to, transmission and statement charges.

           D. Training: Training materials and other out-of-pocket expenses not pertaining to the CBT courses (as described in Section 2.8 of Exhibit B) shall be [*].

           The Parties will cooperate in good faith to ensure that all expenses are paid in a timely manner so as to avoid discontinuation of services. If penalties or interest are incurred as a result of untimely payment of invoices, the Party responsible for the delay shall be responsible for such penalties or interest.

           Where Vendor is to assume primary responsibility for the expense, the Parties shall execute an Additional Services Request setting forth such responsibility.

                                                                       Exhibit R

                                    EXHIBIT S
                               SERVICE RESOURCES



[Schedule 1 omitted pursuant to Regulation S-K, Item 601(b)(2) of the Securities Act of 1933, as amended. Schedule 1 contains a list of support service centers. TriZetto hereby agrees to furnish supplementally a copy of these omitted schedules as requested by the Securities and Exchange Commission.]

                                   EXHIBIT T
                               AFFECTED EMPLOYEES

The "Affected Employees" are those individuals listed below on this Exhibit T.

[*]

[*] Confidential portions omitted
and filed separately with the
Securities and Exchange Commission.

                                    EXHIBIT U
                     BUSINESS UNIT ASSET PURCHASE AGREEMENT

This BUSINESS UNIT ASSET PURCHASE AGREEMENT ("Agreement") is entered into as of May 1, 1999 (the "Effective Date"), by and between The Trizetto Group, Inc. ("Purchaser") and MedPartners, Inc. ("Seller").

                                    RECITALS

WHEREAS, Purchaser and Seller are entering into an Information Technology Services Agreement dated May 1, 1999 (the "Services Agreement");

WHEREAS, in connection with the Services Agreement, Seller has agreed to sell, and Purchaser has agreed to purchase the Business Unit Assets (as set forth on Schedule 1) on the Effective Date; and

WHEREAS, Seller desires to transfer and assign the Business Unit Assets and Purchaser desires to accept the transfer and assignment thereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                1. In consideration of Purchaser's payment to Seller of [*] (the "Purchase Price"), due upon execution of this Agreement, Seller hereby irrevocably sells, transfers, conveys, and assigns to Purchaser all of Seller's right, title, and interest to the Business Unit Assets, TO HAVE AND TO HOLD the same unto Purchaser, its successors, and assigns, forever.

                2. Purchaser hereby agrees to pay Seller the Purchase Price in full upon execution of this Agreement, and hereby accepts the sale, transfer, conveyance, and assignment of the Business Unit Assets.

                3. At any time or from time to time after the date hereof, at Purchaser's request and without further consideration, Seller shall execute such other instruments of transfer, conveyance, assignment, and confirmation, provide such materials and information and take such other actions as may be reasonably necessary in order more effectively to transfer, convey, and assign to Purchaser, and confirm Purchaser's title to, all of the Business Unit Assets, and, to the full extent permitted by law, to put Purchaser in actual possession and operating control of the Business Unit Assets and to assist Purchaser in exercising all rights with respect thereto.

                4. Seller hereby warrants and represents that Vendor shall receive good and rightful title in and to the Business Unit Assets, free and clear of any liens, claims or encumbrances, upon consummation of transfer contemplated by Sections 1 and 2 of this Agreement.

                                       1


[*] Confidential portions omitted
and filed separately with the
Securities and Exchange Commission.

           5. EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 4 OF THIS AGREEMENT, ALL OF THE BUSINESS UNIT ASSETS BEING TRANSFERRED FROM SELLER TO PURCHASER PURSUANT TO THIS AGREEMENT ARE BEING TRANSFERRED AS IS, WHERE IS, AND IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT SELLER IS NOT MAKING ANY ADDITIONAL REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED REPRESENTATION OR WARRANTY AS TO CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY OF THE BUSINESS UNIT ASSETS.

           6. In addition to the Purchase Price, Purchaser shall pay Seller [*], due upon execution of this Agreement, for Seller's clinic client contact list.

           7. This Agreement shall be construed and governed by the internal laws of the State of Alabama, without reference to the choice of law principles thereof. Each party irrevocably agrees that any legal action, suit, or proceeding brought by it in any way arising out of the agreement must be brought solely and exclusively in the federal district court (or in the absence of federal jurisdiction, the appropriate state court) sitting in Birmingham, Alabama and each party irrevocably accepts and submits to the sole and exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any action, suit, or proceeding brought by it or against it by the other party.

IN WITNESS WHEREOF, the parties have caused this Business Unit Asset Purchase Agreement to be executed in their names as of the Effective Date.

THE TRIZETTO GROUP, INC.               MEDPARTNERS, INC.
567 San Nicholas Drive, Suite 360      3000 Galleria Tower, Suite 1000
Newport Beach, CA 92660                Birmingham, AL 35244

By:                                    By:
   -------------------------------         ------------------------------------
           (Authorized Signature)              (Authorized Signature)


Name:                                  Name:
     -----------------------------           ----------------------------------

Title:                                 Title:
      ----------------------------            ---------------------------------

Date:                                  Date:
      ----------------------------            ---------------------------------


[*] Confidential portions omitted
and filed separately with the
Securities and Exchange Commission.

                                   SCHEDULE 1

The items identified on the attachment to this Schedule 1 shall be the "Business Unit Assets" for the purposes of this Agreement.



[Schedule 1 omitted pursuant to Regulation S-K, Item 601(b)(2) of the Securities Act of 1933, as amended. Schedule 1 is a list of assets from MedPartners' Glastonbury office. TriZetto hereby agrees to furnish supplementally a copy of these omitted schedules as requested by the Securities and Exchange Commission.]


                                       3